INDEX TO DOCUMENTS

                             WATKINS-JOHNSON COMPANY

                                CREDIT AGREEMENT

                          Dated as of November 30, 1995

                               ABN-AMRO BANK N.V.
                                    as Agent

Tab No.
-------

1.       Credit Agreement

         Schedule 1: Commitments and Commitment Percentages

         Schedule 2: Investment Policy

         Schedule 3: Existing Liens

         Schedule 4: Subsidiaries

         Schedule 5: Litigation

         Schedule 6: Certain Environmental Matters

         Exhibit A: Form of Note

         Exhibit B: Form of Compliance Certificate

                  Schedule 1 to the Compliance Certificate

         Exhibit C: Form of Opinion of Counsel to the Borrower

         Exhibit D: Form of Auditor's Letter

2.       Notes

         ABN-AMRO Bank N.V. ($30,000,000)

         Union Bank ($20,000,000)

         First National Bank of Boston ($17,500,000)

         First National Bank of Maryland ($17,500,000)


         Bank of America National Trust and
                               Savings Association ($15,000,000)


                                       1.

                                                                  Execution Copy


--------------------------------------------------------------------------------



                            WATKINS-JOHNSON COMPANY

                                 $100,000,000.00

                                CREDIT AGREEMENT

                          Dated as of November 30, 1995





                               ABN AMRO BANK N.V.,

                      as Agent, Arranger and Issuing Bank



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
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ARTICLE I        DEFINITIONS ..............................................    1

 SECTION 1.01    Certain Defined Terms ....................................    1
 SECTION 1.02    Accounting Terms; GAAP Changes ...........................   14
                 (a)   Accounting Terms ...................................   14
                 (b)   GAAP Changes .......................................   14
 SECTION 1.03    Interpretation ...........................................   14

ARTICLE II       THE LOANS ................................................   15

 SECTION 2.01    The Loans ................................................   15
 SECTION 2.02    Borrowing Procedure ......................................   16
                 (a)   Notice to the Agent ................................   16
                 (b)   Notice to the Banks ................................   16
                 (c)   Net Funding ........................................   16
 SECTION 2.03    Non-Receipt of Funds .....................................   17
 SECTION 2.04    Lending Officies .........................................   17
 SECTION 2.05    Evidence of Indebtedness .................................   17
                 (a)   Notes ..............................................   17
                 (b)   Recordkeeping ......................................   17
 SECTION 2.06    Minimum Amounts ..........................................   17
 SECTION 2.07    Required Notice ..........................................   18


ARTICLE III      THE LETTERS OF CREDIT ....................................   18

 SECTION 3.01    The Letter of Credit Subfacility .........................   18
                 (a)   Letters of Credit ..................................   18
                 (b)   Conditions to Issuance .............................   19
 SECTION 3.02    Issuance, Amendment and Renewal of Letters of Credit .....   20
                 (a)   Notice to Issuing Bank of Issuance Request .........   20
                 (b)   Issuance of Letters of Credit ......................   20
                 (c)   Notice to Issuing Bank of Amendment Request ........   20
                 (d)   Notice to Issuing Bank of Renewal Request ..........   21
                 (e)   Expiry of Letters of Credit ........................   21
                 (f)   Conflicts with L/C-Related Documents ...............   22


                                       i.

                                                                            Page
                                                                            ----

 SECTION 3.03    Participations, Drawings and Reimbursements ..............   22
                 (a)   Participations of Banks in Letters of Credit .......   22
                 (b)   Drawing and Reimbursement ..........................   22
                 (c)   Funding by Banks ...................................   22
                 (d)   L/C Unreimbursed Draws .............................   23
                 (e)   Obligation of Banks Absolute .......................   23
 SECTION 3.04    Repayment of Participations ..............................   23
 SECTION 3.05    Role of the Issuing Bank .................................   24
                 (a)   No Responsibility of Issuing Bank ..................   24
                 (b)   No Liability of Agent/IB-Related Persons ...........   24
 SECTION 3.06    Obligations of Borrower Absolute .........................   25
 SECTION 3.07    Cash Collateral Pledge ...................................   26
 SECTION 3.08    Letter of Credit Fees ....................................   26
                 (a)   Certain Letter of Credit Fees ......................   26
                 (b)   Certain Additional Fees and Charges ................   27
                 (c)   Fees Nonrefundable .................................   27
 SECTION 3.09    Uniform Customs and Practice .............................   27


ARTICLE IV       INTEREST AND FEES; CONVERSION OR
                 CONTINUATION .............................................   27

 SECTION 4.01    Interest .................................................   27
                 (a)   Interest Rate ......................................   27
                 (b)   Interest Periods ...................................   28
                 (c)   Interest Payment Dates .............................   28
                 (d)   Notice to the Borrower and the Banks ...............   29
 SECTION 4.02    Default Rate of Interest .................................   29
 SECTION 4.03    Fees .....................................................   29
                 (a)   Commitment Fee .....................................   29
                 (b)   Agency and Arranger's Fee ..........................   29
                 (c)   Fees Nonrefundable .................................   29
 SECTION 4.04    Computations .............................................   29
 SECTION 4.05    Conversion or Continuation ...............................   30
                 (a)   Election ...........................................   30
                 (b)   Automatic Conversion ...............................   30
                 (c)   Notice to the Agent ................................   30
                 (d)   Notice to the Banks ................................   31
 SECTION 4.06    Highest Lawful Rate ......................................   31


                                      ii.

                                                                            Page
                                                                            ----

ARTICLE V        REDUCTION OF COMMITMENTS; REPAYMENT;
                 PREPAYMENT ...............................................   31

 SECTION 5.01    Reduction or Termination of the Commitments ..............   31
                 (a)   Optional Reduction or Termination ..................   31
                 (b)   Notice .............................................   31
                 (c)   Adjustment of Commitment Fee; No Reinstatement .....   31
 SECTION 5.02    Repayment of the Loans ...................................   32
 SECTION 5.03    Prepayments ..............................................   32
                 (a)   Optional Prepayments ...............................   32
                 (b)   Notice; Application ................................   32


ARTICLE VI       YIELD PROTECTION AND ILLEGALITY ..........................   32

 SECTION 6.01    Inability to Determine Rates .............................   32
 SECTION 6.02    Funding Losses ...........................................   32
 SECTION 6.03    Regulatory Changes .......................................   33
                 (a)   Increased Costs ....................................   33
                 (b)   Capital Requirements ...............................   33
                 (c)   Requests ...........................................   34
 SECTION 6.04    Illegality ...............................................   34
 SECTION 6.05    Funding Assumptions ......................................   34
 SECTION 6.06    Obligation to Mitigate ...................................   34


ARTICLE VII      PAYMENTS .................................................   35

 SECTION 7.01    Pro Rata Treatment .......................................   35
 SECTION 7.02    Payments .................................................   35
                 (a)   Payments ...........................................   35
                 (b)   Authorization to Agent .............................   35
                 (c)   Extension ..........................................   35
 SECTION 7.03    Taxes ....................................................   35
                 (a)   No Reduction of Payments ...........................   35
                 (b)   Deduction or Withholding; Tax Receipts .............   36
                 (c)   Indemnity ..........................................   36
                 (d)   Forms 1001 and 4224 ................................   36
                 (e)   Mitigation .........................................   36
 SECTION 7.04    Non-Receipt of Funds .....................................   37
 SECTION 7.05    Sharing of Payments ......................................   37


                                      iii.

                                                                            Page
                                                                            ----

ARTICLE VIII     CONDITIONS PRECEDENT .....................................   37

 SECTION 8.01    Conditions Precedent to the Effectiveness of Agreement ...   37
                 (a)   Fees and Expenses ..................................   38
                 (b)   Loan Documents .....................................   38
                 (c)   Additional Closing Documents and Actions ...........   38
                 (d)   Corporate Documents ................................   38
                 (e)   Legal Opinions .....................................   39
                 (f)   Auditor's Letter ...................................   39
 SECTION 8.02    Conditions Precedent to All Credit Extensions ............   39
                 (a)   Notice .............................................   39
                 (b)   Material Adverse Effect ............................   39
                 (c)   Representations and Warranties; No Default .........   39
                 (d)   Additional Documents ...............................   40


ARTICLE IX       REPRESENTATIONS AND WARRANTIES ...........................   40

 SECTION 9.01    Representations and Warranties ...........................   40
                 (a)   Organization and Powers ............................   40
                 (b)   Authorization; No Conflict .........................   40
                 (c)   Binding Obligation .................................   40
                 (d)   Consents ...........................................   40
                 (e)   No Defaults ........................................   41
                 (f)   Title to Properties; Liens .........................   41
                 (g)   Litigation .........................................   41
                 (h)   Compliance with Environmental Laws .................   41
                 (i)   Governmental Regulation ............................   41
                 (j)   ERISA ..............................................   41
                 (k)   Subsidiaries .......................................   42
                 (l)   Margin Regulations .................................   42
                 (m)   Taxes ..............................................   42
                 (n)   Patents and Other Rights ...........................   42
                 (o)   Insurance ..........................................   42
                 (p)   Financial Statements ...............................   43
                 (q)   Liabilities ........................................   43
                 (r)   Labor Disputes, Etc. ...............................   43
                 (s)   Disclosure .........................................   43


                                       iv.

                                                                            Page
                                                                            ----

ARTICLE X        COVENANTS ................................................   43

 SECTION 10.01   Reporting Covenants ......................................   43
                 (a)   Financial Statements and Other Reports .............   43
                 (b)   Additional Information .............................   45
 SECTION 10.02   Financial Covenants ......................................   46
                 (a)   Leverage Ratio .....................................   46
                 (b)   Minimum Consolidated Net Worth .....................   47
                 (c)   Quick Ratio ........................................   47
                 (d)   Profitability ......................................   47
                 (e)   Senior Debt to Total Capitalization ................   47
 SECTION 10.03   Additional Affirmative Covenants .........................   47
                 (a)   Preservation of Existence, Etc. ....................   47
                 (b)   Payment of Taxes, Etc. .............................   47
                 (c)   Maintenance of Insurance ...........................   47
                 (d)   Keeping of Records and Books of Account ............   48
                 (e)   Inspection Rights ..................................   48
                 (f)   Compliance with Laws, Etc. .........................   48
                 (g)   Maintenance of Properties, Etc. ....................   48
                 (h)   Licenses ...........................................   48
                 (i)   Action Under Environmental Laws ....................   49
                 (j)   Use of Proceeds ....................................   49
                 (k)   Further Assurances and Additional Acts .............   49
 SECTION 10.04   Negative Covenants .......................................   49
                 (a)   Liens; Negative Pledges ............................   49
                 (b)   Change in Nature of Business .......................   49
                 (c)   Restrictions on Fundamental Changes ................   49
                 (d)   Sales of Assets ....................................   50
                 (e)   Loans and Investments ..............................   51
                 (f)   Distributions ......................................   51
                 (g)   Transactions with Related Parties ..................   52
                 (h)   Hazardous Substances ...............................   52
                 (i)   Accounting Changes .................................   52
                 (j)   Regulations G, T, U, and X .........................   52


ARTICLE XI       EVENTS OF DEFAULT ........................................   53

 SECTION 11.01   Events of Default ........................................   53
                 (a)   Payments ...........................................   53
                 (b)   Representations and Warranties .....................   53


                                       v.

                                                                            Page
                                                                            ----

                 (c)   Failure by Borrower to Perform Certain Covenants ...   53
                 (d)   Failure by Borrower to Perform Other Covenants .....   53
                 (e)   Bankruptcy .........................................   53
                 (f)   Involuntary Bankruptcy .............................   54
                 (g)   Default Under Other Indebtedness ...................   54
                 (h)   Judgments ..........................................   54
                 (i)   ERISA ..............................................   54
                 (j)   Dissolution, Etc. ..................................   55
                 (k)   Material Adverse Change ............................   55
                 (l)   Change in Ownership or Control .....................   55
 SECTION 11.02   Effect of Event of Default ...............................   55


ARTICLE XII      THE AGENT ................................................   56

 SECTION 12.01   Authorization and Action .................................   56
 SECTION 12.02   Limitation on Liability; Notices .........................   56
                 (a)   Limitation on Liability of Agent and Issuing Bank ..   56
                 (b)   Notices ............................................   57
 SECTION 12.03   Agent and Affiliates .....................................   57
 SECTION 12.04   Notice of Defaults .......................................   57
 SECTION 12.05   Non-Reliance on Agent and Issuing Bank ...................   58
                 (a)   Non-Reliance .......................................   58
                 (b)   Bank Consent .......................................   58
 SECTION 12.06   Indemnification ..........................................   58
 SECTION 12.07   Delegation of Duties .....................................   59
 SECTION 12.08   Successor Agent ..........................................   59

ARTICLE XIII     MISCELLANEOUS ............................................   60

 SECTION 13.01   Amendments and Waivers ...................................   60
 SECTION 13.02   Notices ..................................................   61
                 (a)   Notices ............................................   61
                 (b)   Facsimile and Telephonic Notice ....................   61
 SECTION 13.03   No Waiver; Cumulative Remedies ...........................   62
 SECTION 13.04   Costs and Expenses; Indemnification ......................   62
                 (a)   Costs and Expenses .................................   62
                 (b)   Indemnification ....................................   62
                 (c)   Other Charges ......................................   63
 SECTION 13.05   Right of Set-Off .........................................   63


                                      vi.

                                                                            Page
                                                                            ----

 SECTION 13.06   Survival .................................................   63
 SECTION 13.07   Obligations Several ......................................   64
 SECTION 13.08   Benefits of Agreement ....................................   64
 SECTION 13.09   Binding Effect; Assignment ...............................   64
                 (a)   Binding Effect .....................................   64
                 (b)   Assignments and Participations .....................   64
 SECTION 13.10   Governing Law ............................................   66
 SECTION 13.11   Waiver of Jury Trial .....................................   66
 SECTION 13.12   Limitation on Liability ..................................   66
 SECTION 13.13   Entire Agreement .........................................   66
 SECTION 13.14   Interpretation ...........................................   67
 SECTION 13.15   Severability .............................................   67
 SECTION 13.16   Counterparts .............................................   67


SCHEDULES

Schedule 1  Commitments and Commitment Percentages (Section 1)
Schedule 2  Investment Policy (Section 1)
Schedule 3  Existing Liens (Section 1)
Schedule 4  Subsidiaries (Section 9.01(k))
Schedule 5  Litigation (Section 9.01(g))
Schedule 6  Certain Environmental Matters (Section 9.01(h))

EXHIBITS

Exhibit A           Form of Note
Exhibit B           Form of Compliance Certificate
Exhibit C           Form of Opinion of Counsel to the Borrower
Exhibit D           Form of Auditor's Letter



                                      vii.

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT (this "Agreement"), dated as of November 30, 1995, is made among Watkins-Johnson Company, a California corporation (the "Borrower"), the financial institutions listed on the signature pages of this Agreement under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), ABN AMRO Bank N.V., as letter of credit issuing bank (in such capacity, the "Issuing Bank"), and ABN AMRO Bank N.V., as agent for the Banks hereunder (in such capacity, the "Agent").

                  The Borrower has requested that the Banks, and the Banks have agreed to, make a revolving credit facility (including a letter of credit subfacility) available to the Borrower, upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. As used in this Agreement (including in the recitals hereof), the following terms shall have the following meanings:

                  "ABN" means ABN AMRO Bank N.V.

                  "Adjusted LIBO Rate" means for each Interest Period the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

           Adjusted LIBO.                                LIBO Rate
                                   =        ------------------------------------
           Rate                             100% - Eurodollar Reserve Percentage

The Adjusted LIBO Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agent" has the meaning set forth in the introduction to this Agreement.

                                       1.

                  "Agent/IB-Related Persons" means ABN as Agent and Issuing Bank and any successor Agent arising under Section 12.08, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Account" means the account of the Agent maintained at the Federal Reserve Bank of New York (ABA No. 026009580; for account of ABN AMRO Bank San Francisco) bearing the number 651001054541 or such other account as the Agent from time to time may designate in a written notice to the Borrower and the Banks.

                  "Applicable Margin" means, as determined under Section 4.04, the applicable "Pricing Margin" set forth below opposite such range:

                  Debt/EBITDA Ratio                       Pricing Margin
                  -----------------                       --------------

                  greater than or
                  equal to 1.00 to 1.00                   1.00%

                  less than
                  1.00 to 1.00                            0.75%

                  "Banks" has the meaning specified in the introductory clause hereto. References to the Banks shall include references to ABN in its capacity as the Issuing Bank.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

                  "Base Rate" means, for any day, the higher of:

                  (a) the Prime Commercial Lending Rate of ABN as announced from time to time by ABN at its Chicago office; and

                  (b) one-half percent per annum above the latest Federal Funds Rate.

                  Any change in the Prime Commercial Lending Rate announced by ABN shall take effect at the opening of business on the day specified in the public announcement of such change. Each change in the interest rate on the Loans or Other Obligations bearing interest at the Base Rate based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate.

                  "Base Rate Loan" means a Loan bearing interest based on the Base Rate.

                  "Borrower" has the meaning set forth in the recitals to this Agreement.

                  "Borrower's  Account"  means  the  account   of  the  Borrower
maintained at Bank of America National Trust and Savings Association, bearing the number 14847-


                                       2.

04040, or such other account as the Borrower from time to time shall designate in a written notice to the Agent for the deposit of funds borrowed under this Agreement.

                  "Borrowing" means a borrowing consisting of simultaneous Loans made at any one time to the Borrower from the Banks pursuant to Article II or
Article III.

                  "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in New York, New York, and San Francisco, California.

                  "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) in respect of which such Person is liable as lessee and which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease.

                  "Closing Date" means the effective date of this Agreement, on or prior to which the conditions precedent set forth in Section 8.01 shall have been satisfied or waived by all of the Banks.

                  "Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the amount set forth opposite the name of such Bank on Schedule 1, as from time to time reduced pursuant to
Section 5.01, or, where the context so requires, the obligation of such Bank to make Loans up to such amount on the terms and conditions set forth in this Agreement.

                  "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the aggregate Commitments. The initial Commitment Percentage of each Bank is set forth opposite such Bank's name in Schedule 1 under the heading "Commitment Percentage."

                  "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit B, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

                  "Consolidated Adjusted Current Assets" means, as of any date of determination, the sum of cash, cash equivalents, Permitted Investments having a term of less than one year, and net accounts receivable (including unbilled accounts receivable in an amount not exceeding $5,000,000) of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Adjusted Current Liiabilities" means, as of any date of determination, without duplication, the sum of (a) current liabilities and (b) outstanding Indebtedness under any revolving line of credit of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                                       3.

                 "Consolidated EBITDA" means, for any period, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense and amortization expense which were deducted in determining Consolidated Net Income, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Interest Expense" means, for any period, interest expense (including that attributable to Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, and all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

                 "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

                 "Consolidated   Net   Worth"   means,   as  of  any   date   of
determination, Consolidated Total Assets minus Consolidated Total Liabilities.

                 "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (i) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applicatiom, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete; (ii) all unamortized debt discount and expense; and
(iii) all treasury stock.

                 "Consolidated   Total  Assets"   means,   as  of  any  date  of
determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus all off-balance sheet liabilities (including, without limitation, Indebtedness of the type described in clause (vi) of the definition of "Indebtedness."

                 "Credit Extension" means each of (a) the making of any Revolving Loans hereunder; (b) the continuation or conversion of any Loan pursuant to Section 4.05; (c) the issuance of any Letters of Credit hereunder; and (d) the amendment or renewal of any Letters of Credit hereunder.

                 "Debt/EBITDA Ratio" means the ratio of (a) consolidated Funded Debt of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower to (b) Consolidated EBITDA for the four consecutive fiscal quarters ending with such fiscal quarter, as determined in accordance with GAAP.

                                       4.

                  "Default" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

                  "Dollars" and the sign "$" each means lawful money of the United States.

                  "Effective Amount" means (i) with respect to any Revolving Loans on any date the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date the amount of such L/C Obligations on such date after giving effect to any issuances, amendments and renewals of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any
Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

                  "ERISA Event" means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Borrower from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (iv) a failure by the Borrower to make

                                       5.

required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower; or (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                  "Eurodollar Reserve Percentage" means the maximum reserve requirement percentage (including any ordinary, supplemental, marginal and emergency reserves), if any, as determined by the Agent, then applicable under Regulation D in respect of Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in the Federal Reserve System with deposits exceeding $1,000,000,000.

                 "Event of Default" has the meaning set forth in Section 11.01.

                  "Event of Loss" means with respect to any asset of the Borrower or its Subsidiaries any of the following: (i) any loss, destruction or damage of such asset; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such asset or of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "Final Maturity Date" means December 8, 1998.

                  "FRB" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Funded Debt" means, without duplication, (a) Indebtedness of the Borrower or any of its Subsidiaries and (b) off-balance sheet liabilities (other than obligations under standby performance letters of credit) of the Borrower or any of its Subsidiaries.

                 "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.


                                       6.

                 "Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

                 "Hazardous Substances" means any hazardous or toxic substance, material or waste, defined, listed, classified or regulated as such in or under any Environmental Laws, including asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and ureaformaldehyde insulation.

                 "IRS" means the Internal Revenue Service, or any successor thereto.

                 "Indebtedness" means, for any Person: (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under Capital Leases; (v) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances, and all net obligations in respect of Rate Contracts; (vi) all obligations of such Person with respect to accounts receivable sold, assigned or transferred by such Person, to the extent they were sold, assigned or transferred with recourse to such Person; (vii) all Guaranty Obligations; and (vi) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person.


                                       7.

                 "Insolvency Proceeding" means any proceeding of the type described in Section 11.01(e) or (f).

                  "Interest Payment Date" means a date specified for the payment of interest pursuant to Section 4.01(c).

                 "Interest Period" means, with respect to any LIBOR Loan, the period determined in accordance with Section 4.01(b) applicable thereto.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                 "Issuing Bank" has the meaning set forth in the introduction to this Agreement.

                  "L/C Advance" means each Bank's participation in any L/C Unreimbursed Draw in accordance with its Commitment Percentage.

                  "L/C Amendment Application" means an application form for amendments of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C Application" means such application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the obligation of such Bank to participate in Letters of Credit issued or outstanding pursuant to Article III and to make L/C Advances, in an aggregate amount not to exceed on any date the amount set forth opposite such Bank's name under the heading "L/C Commitment" on Schedule 1, as from time to time reduced pursuant to Section
5.01; provided that each Bank's L/C Commitment is a part of its Commitment rather than a separate, independent commitment.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all L/C Unreimbursed Draws.

                  "L/C-Related  Documents"  means (i) the  Letters of Credit and
(ii) the L/C Applications, the L/C Amendment Applications and any other document, agreement and instrument executed and delivered by the Borrower relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.


                                       8.

                  "L/C Unreimbursed Draw" means a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans, as provided in Section 3.03(b).

                  "Lending Office" has the meaning set forth in Section 2.04.

                  "Letters of Credit" means any standby letter of credit issued by the Issuing Bank pursuant to Article III.

                  "LIBO Rate" means, for each Interest Period with respect to LIBOR Loans comprising part of the same Borrowing, the rate per annum as determined by the Agent to be the arithmetic mean (rounded upwards if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on Telerate Page 3750 (or any successor publication) on the second LIBOR Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the LIBOR Loan to be made or funded by the Agent as part of such Borrowing. If for any reason rates are not available as provided in the preceding sentence, the rate to be used shall be the rate per annum at which Dollar deposits are offered to the Agent in the London interbank eurodollar market on the second LIBOR Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. (London time) for delivery on the first day of such Interest Period and in an amount approximately equal to the amount of the LIBOR Loan to be made or funded by the Agent as part of such Borrowing.

                  "LIBOR Business Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

                  "LIBOR Loan" means a Revolving Loan bearing interest based on the Adjusted LIBO Rate.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

                  "Loan" means an extension of credit, in the form of a Revolving Loan or L/C Advance, by a Bank to the Borrower pursuant to Article II or III.

                  "Loan Documents" means this Agreement, the Notes and all other certificates, documents, agreements and instruments delivered to the Agent, the Issuing Bank and the Banks under or in connection with this Agreement, and all L/C-Related Documents.


                                       9.

                 "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Revolving Loans and L/C Obligations, or, if neither such principal amount nor Letters of Credit are then outstanding, Banks having at least 66-2/3% of the aggregate Commitments.

                  "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Borrower to perform under any Loan Document or any loan document relating to any Indebtedness described in Section 11.01(g); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

                  "Material Subsidiaries" means all Subsidiaries of the Borrower, but excluding each of the following: Watkins Johnson Limited, Watkins Johnson (UK) Ltd., Watkins Johnson Associates and Watkins Johnson Environmental; provided, however, that each such Subsidiary shall be deemed a "Material Subsidiary" from and after any time that such Subsidiary's (a) total assets exceed $100,000 or (b) net income per year exceeds $1,000,000.

                 "Minimum Amount" has the meaning set forth in Section 2.06.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Note" means a Promissory Note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A.

                 "Notice" means a Notice of Borrowing, a Notice of Conversion or Continuation or a Notice of Prepayment.

                 "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

                 "Notice of Conversion or Continuation" has the meaning set forth in Section 4.05(c).

                 "Notice of Prepayment" has the meaning set forth in Section 5.03(b).

                  "Obligations" means the indebtedness, liabilities and other obligations of the Borrower to the Agent or any Bank under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent or any Bank thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.


                                       10.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "Pension  Plan"  means  a pension  plan (as  defined in Section
3(2) of ERISA) subject to Title IV of ERISA, which the Borrower sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Performance Letter of Credit" means a performance standby letter of credit which, for risk-based capital purposes, is characterized as a transaction-related contingency and subject to a credit conversion factor of 50 percent in accordance with the risk-based capital adequacy guidelines of the FRB, as determined by the Issuing Bank in its sole discretion.

                  "Permitted Investments" means any investment by the Borrower meeting the standards prescribed by the Board of Directors of the Borrower for the types of securities which are permitted for investment by the Company, as set forth in the resolutions of the Board of Directors of the Borrower adopted on February 27, 1995 and attached hereto as Schedule 2.

                  "Permitted Liens" means:

                           (i)  security interests and deeds of  trust that  may
at any time be  granted  in favor of the Agent on behalf of the Banks;

                           (ii) liens, security  interests  and  encumbrances in
existence as of the date of this Agreement listed on Schedule 3, and any substitutions or renewals thereof, provided that the principal amount of the obligations secured thereby is not increased;

                           (iii)  liens for current taxes, assessments  or other
governmental charges which are not delinquent or remain payable without any penalty;

                           (iv) liens in connection  with workers' compensation,
unemployment  insurance or other social  security obligations;

                           (v) mechanics',  workers', materialmen's, landlords',
carriers' or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due;

                           (vi) purchase money security interests in personal or
real property hereafter acquired when the security interest does not extend beyond the property purchased;

                                       11.

                           (vii) construction liens in favor  of a  construction
lender when the lien does not extend beyond the improvements being constructed and the underlying real property; and

                           (viii) liens arising in connection  with  any sale of
accounts receivable permitted under Section 10.04(d), when the lien does not extend beyond the accounts receivable so sold.

                  "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains, or to which the Borrower makes, is making, or is obligated to make contributions, and includes any Pension Plan.

                  "Premises"  means  any and all real  property,  including  all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Borrower or any of its Subsidiaries.

                  "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

                  "Regulation D" means Regulation D of the FRB.

                 "Regulatory  Change"  has the  meaning  set  forth  in  Section
6.03(a).

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required  Notice  Date" has the  meaning  set forth in Section
2.07.
                  "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning set forth in Section 2.01.


                                       12.

                 "SEC" means the Securities and Exchange Commission, or any successor thereto.

                 "Senior Debt" means all Funded Debt but excluding Subordinated Debt.

                  "Subordinated Debt" means Indebtedness of the Borrower or any Subsidiary under which principal payments will become due and payable no earlier than the first anniversary of the Final Maturity Date and are otherwise subordinated on terms and conditions reasonably acceptable to the Majority Banks.

                  "Subsidiary" means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                  "Taxes" has the meaning set forth in Section 7.03.

                  "Termination Event" means any of the following:

                          (i) with respect to a Pension Plan, a reportable event
described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

                          (ii)  the  withdrawal  of  the  Borrower  or an  ERISA
Affiliate from a Pension Plan during a plan year in which the withdrawing employer was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA;

                          (iii) the taking of any actions (including the  filing
of a notice of intent to terminate) by the Borrower, an ERISA Affiliate, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under
Section 4041 of ERISA;

                           (iv) any  other  event  or   condition   which  might
constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

                           (v) the  complete  or   partial  withdrawal   of  the
Borrower or an ERISA Affiliate from a Multiemployer Plan.

                 "Total   Capitalization"   means  the  sum  of   Senior   Debt,
Consolidated Tangible Net Worth and Subordinated Debt.

                  "UCP" has the meaning set forth in Section 3.09.


                                       13.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                  SECTION 1.02 Accounting Terms; GAAP Changes.

                  (a) Accounting Terms. Unless otherwise defined or the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, consistently applied.

                  (b) GAAP Changes. If any changes in GAAP from those used in the preparation of the financial statements referred to in Section 9.01(p) ("GAAP Changes") hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of, or in different components in, any of the financial covenants, definitional provisions, standards or other terms or conditions found in this Agreement, (i) the parties hereto agree to enter into negotiations with respect to amendments to this Agreement to conform those covenants, definitional provisions, standards or other terms and conditions as criteria for evaluating the Borrower's financial condition and performance to substantially the same criteria as were effective prior to such GAAP Change, and (ii) the Borrower shall be deemed to be in compliance with the affected covenant or other provision during the 60-day period following any such GAAP Change if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such GAAP Change; provided, however, that this
Section 1.02(b) shall not be deemed to require the Borrower, the Agent or the Banks to agree to modify any provision of this Agreement or any other Loan Document to reflect any such GAAP Change and, if the parties, in their sole discretion, fail to reach agreement on such modifications prior to the end of the 60-day period referred to in clause (ii), the terms of this Agreement shall remain unchanged and the compliance of the Borrower with the covenants and other provisions contained herein shall, upon the expiration of such 60-day period, be calculated in accordance with GAAP-giving effect to such GAAP Change.

                 SECTION 1.03 Interpretation. In the Loan Documents, except to the extent the context otherwise requires:

                          (i) Any reference to an Article, a Section, a Schedule
or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.


                                       14.

                          (ii) The   words    "hereof,"   "herein,"    "hereto,"
"hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

                          (iii) The meaning of  defined  terms  shall be equally
applicable to both the singular and plural forms of the terms defined.

                          (iv) The words "including," "includes"  and  "include"
shall be deemed to be followed by the words "without limitation."

                          (v) References to  agreements  and  other  contractual
instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

                          (vi) References to statutes  or  regulations are to be
construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                          (vii) Any table of contents, captions and headings are
for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

                          (viii)    In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                           (ix) The use of a word of any  gender  shall  include
each of the masculine, feminine and neuter genders.

                                   ARTICLE II
                                    THE LOANS

                 SECTlON 2.01 The Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Final Maturity Date, in an aggregate principal amount up to but not exceeding at any time outstanding such Bank's Commitment; provided, that the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the aggregate Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not exceed such Bank's Commitment. Within the foregoing limits and subject to the other terms and conditions hereof, during such period the Borrower may borrow, repay


                                       15.

the Revolving Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof.

                  SECTION 2.02 Borrowing Procedure.

                  (a) Notice to the Agent. Each Borrowing shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice (a "Notice of Borrowing") shall, except as provided in Sections
6.01 and 6.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (A) the proposed date of the Borrowing, which shall be a Business Day (or a LIBOR Business Day, for Borrowings consisting of LIBOR Loans); (B) whether the Borrowing consists of Base Rate Loans or LIBOR Loans;
(C) the aggregate  amount of the Borrowing,  which shall be in a Minimum Amount;
(D) if the Borrowing consists of any LIBOR Loans, the duration of the initial Interest Period with respect thereto; and (E) payment instructions with respect to the funds to be made available to the Borrower as a result of such Borrowing. If any Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Loans, the Borrower shall be deemed to have selected an Interest Period of three months.

                  (b) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of each Borrowing, specifying the information contained in the Borrower's Notice and such Bank's ratable portion of the Borrowing. On the date of each Borrowing, each Bank shall make available such Bank's ratable portion of such Borrowing, in accordance with its Commitment Percentage, in same day or immediately available funds, to the Agent for the Agent's Account, not later than 12:00 Noon (California time). Upon fulfillment of the applicable conditions set forth in
Article VIII and after receipt by the Agent of any such funds, and unless other payment instructions are provided by the Borrower, the Agent shall make such funds available to the Borrower by crediting the Borrower's Account with same day or immediately available funds on such Borrowing date, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the reimbursement of any outstanding drawings under Letters of Credit pursuant to Section 3.03, in which case such proceeds or portion thereof shall be applied to the reimbursement of such Letter of Credit drawings.

                  (c) Net Funding. If any Bank shall make a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such payment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in 7.02, as the case may be.


                                       16.

                  SECTION 2.03 Non-Receipt of Funds. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank shall not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                  SECTION 2.04 Lending Offices. The Loans made by each Bank may be made from and maintained at such offices of such Bank (each a "Lending Office") as such Bank may from time to time designate (whether or not such office is specified on the signature pages hereof). A Bank shall not elect a Lending Office (other than that set forth on the signature pages hereof) that, at the time of making such election, increases the amounts which would have been payable by the Borrower to such Bank under this Agreement in the absence of such election. With respect to LIBOR Loans made from and maintained at any Bank's foreign offices, the obligation of the Borrower to repay such LIBOR Loans shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including for purposes of the definition of the term "Majority Banks") be deemed made or maintained by it, for the account of any such office.

                  SECTION 2.05 Evidence of Indebtedness.

                  (a) Notes. As additional evidence of the Indebtedness of the Borrower to each Bank resulting from the Revolving Loans made by such Bank, the Borrower shall execute and deliver for the account of each Bank pursuant to
Article VIII a Note, dated the Closing Date, setting forth such Bank's Commitment as the maximum principal amount thereof.

                  (b) Recordkeeping. Each Bank shall record in its internal records the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance of such Loan. Any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder and under any Note to pay any amount owing with respect to the Loan.

                  SECTION 2.06 Minimum Amounts. Any Borrowing, conversion, continuation, Commitment reduction or prepayment of Revolving Loans hereunder shall be in an aggregate amount determined as follows (each such specified amount a


                                       17.

"Minimum Amount"): (i) any Borrowing or partial prepayment of Base Rate Loans shall be in the amount of $250,000 or a greater amount which is an integral multiple of $50,000; (ii) any Borrowing, continuation or partial prepayment of, or conversion into, LIBOR Loans shall be in the amount of $2,500,000 or a greater amount which is an integral multiple of $100,000; (iii) any partial Commitment reduction under Section 5.01(a) shall be in the amount of $5,000,000 or a greater amount which is an integral multiple of $1,000,000; and (iv) any partial L/C Commitment reduction under Section 5.01(a) shall be in the amount of $2,000,000 or a greater amount which is an integral multiple of $1,000,000.

                  SECTION 2.07 Required Notice. Any Notice hereunder shall be given not later than the date determined as follows (each such specified date a "Required Notice Date"): (i) any Notice with respect to a Borrowing of, or conversion into, Base Rate Loans shall be given at least one Business Day prior to the date of the proposed borrowing or conversion; (ii) any Notice with respect to any Borrowing or continuation of, or conversion into, LIBOR Loans shall be given at least three LIBOR Business Days prior to the date of the proposed Borrowing, conversion or continuation; (iii) any Notice with respect to any prepayment under Section 5.03(a) with respect to a Base Rate Loan shall be given at least one Business Day prior to the date of the proposed prepayment;
(iv) any Notice with respect to any prepayment under Section 5.03(a) with respect to a LIBOR Loan shall be given at least three LIBOR Business Days prior to the date of the proposed prepayment; (v) any Notice with respect to any Commitment reduction under Section 5.01(a) shall be given at least five Business Days prior to the proposed reduction date; (vi) any notice with respect to the issuance of any Letter of Credit shall be given at least three Business Days prior to the proposed issuance date; and (vii) any notice with respect to the amendment or renewal of any Letter of Credit shall be given at least three Business Days prior to the proposed amendment or renewal date.


                                   ARTICLE III
                              THE LETTERS OF CREDIT

                  SECTION 3.01   The Letter of Credit Subfacility.

                  (a) Letters of Credit. On the terms and conditions hereinafter set forth, (i) the Issuing Bank hereby agrees (A) from time to time on any Business Day during the period from the Closing Date to the Final Maturity Date to issue Letters of Credit for the account of the Borrower in accordance with
Section 3.02(a), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), in an aggregate amount not to exceed at any time the aggregate L/C Commitments, and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, that the Issuing Bank shall not be obligated to issue any Letter of Credit if (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans shall exceed the aggregate Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the


                                       18.

Revolving Loans of such Bank shall exceed such Bank's Commitment, or (3) the Effective Amount of L/C Obligations shall exceed the aggregate L/C Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) Conditions to Issuance. The Issuing Bank shall be under no obligation to issue, amend or reinstate any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental
Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Bank or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, amendment or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing  Bank has  received  written  notice
from any Bank, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance, amendment or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Article VIII is not then satisfied;

                           (iii)  the  expiry  date of any  requested  Letter of
Credit is (A) more than three years after the date of issuance, unless the Majority Banks have approved such expiry date in writing, provided that a Letter of Credit may state that the expiry date thereof is extendible for an additional term as shall be satisfactory to the Issuing Bank (either upon prior notice or automatically) so long as the next succeeding additional term at any time is not more than one year; or (B) after the Final Maturity Date;

                           (iv) any requested  Letter of Credit does not provide
for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank;

                           (v) the issuance, amendment or renewal of a Letter of
Credit shall violate any applicable policies of the Issuing Bank;

                           (vi) any  Letter  of  Credit  is for the  purpose  of
supporting the issuance of any letter of credit by any other Person;


                                       19.

                           (vii) such Letter of Credit, if a Performance  Letter
of Credit, is to be used for a purpose other than to support the Borrower's performance obligations under contracts of sale, including obligations under contracts of sale with respect to equipment sold by the Borrower pending final acceptance of such equipment by the buyer; or

                           (viii)  such  Letter of Credit  is  denominated  in a
currency other than Dollars.

                  SECTION 3.02 Issuance, Amendment and Renewal of Letters of Credit.

                 (a) Notice to Issuing Bank of Issuance Request. Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date. Each such request for issuance of a Letter of Credit shall be in writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require in accordance with the Issuing Bank's usual and customary business practices.

                  (b) Issuance of Letters of Credit. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue, amend or renew a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue, amend or renew such Letter of Credit because such issuance, amendment or renewal is not then permitted under
Section  3.01(a) as a result of the limitations set forth in clauses (1) through
(3) thereof or clause (iii) of Section 3.01(b); or (ii) that one or more conditions specified in Article VIII are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or amend or renew a Letter of Credit, as the case may be, in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall promptly give notice to each Bank of each issuance, amendment or renewal of a Letter of Credit, but the Issuing Bank's failure to give any such notice shall not relieve any Bank from its obligations under this Article III or otherwise under this Agreement.

                  (c) Notice to Issuing Bank of Amendment Request. From time to time while a Letter of Credit is outstanding and prior to the Final Maturity Date, the Issuing Bank shall, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date, amend any Letter of Credit issued by it. Each such request for amendment of a Letter


                                       20.

of Credit shall be made in writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall be under no obligation to amend any Letter of Credit, and shall not permit the amendment of a Letter of Credit, if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d) Notice to Issuing Bank of Renewal Request. The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Final Maturity Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than the Required Notice Date, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made in writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit, and shall not permit any renewal (including any automatic renewal of a Letter of Credit), in each case with respect to any Letter of Credit under which the Issuing Bank may elect not to renew, if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection (d) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

                  (e) Expiry of Letters of Credit. The Issuing Bank may, at its election (or shall, when required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, or take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not


                                       21.

later than the Final Maturity Date, subject in all cases to the terms of the Letter of Credit.

                 (f) Conflicts with L/C-Related Documents. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 SECTION 3.03    Participations, Drawings and Reimbursements.

                 (a) Participations of Banks in Letters of Credit. Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase and accept from the Issuing Bank, for such Bank's own account and risk, an undivided interest and a participation in such Letter of Credit (and each drawing thereunder) in an amount equal to the product of (i) the Commitment Percentage of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit (or, in the case of a drawing, the amount of such drawing). For purposes of Section 3.01(a), each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                 (b) Drawing and Reimbursement. In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (California time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit, in an amount equal to the amount paid by the Issuing Bank on such date under such Letter of Credit. In the event the Borrower shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (California time) on the same date such drawing is honored by the Issuing Bank, the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify the Borrower and each Bank thereof (including the amount of the drawing and such Bank's Commitment Percentage thereof), and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the date of payment by the Issuing Bank under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in clauses (b) and (c) of Section 8.02. The Borrower hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.06 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant hereto may be telephonic if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (c) Funding by Banks. Each Bank shall upon receipt of any notice pursuant to subsection (b) make available to the Agent for the account of the Issuing


                                       22.

Bank an amount in Dollars and in same day or immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to subsection (e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of the amount of the drawing by no later than 12:00 noon (California time) on the date such drawing was honored by the Issuing Bank (the "Participation Date"), then interest shall accrue on such Bank's obligation to make such payment, from the Participation Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Participation Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time. The Agent shall promptly give notice of the occurrence of the Participation Date, but failure of the Agent to give any such notice on the Participation Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this
Section 3.03.

                  (d) L/C Unreimbursed Draws. With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans because of the Borrower's failure to satisfy the conditions set forth in clauses
(b) and (c) of Section 8.02 or for any other reason, the Borrower shall be obligated to the Issuing Bank for an L/C Unreimbursed Draw in the amount of such drawing, which L/C Unreimbursed Draw shall be due and payable on demand, together with interest, and shall bear interest at a rate per annum equal to the Base Rate, plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection (c) shall be deemed payment in respect of its participation in such L/C Unreimbursed Draw and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this
Section 3.03.

                  (e) Obligation of Banks Absolute. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 3.04 Repayment of Participations. Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has theretofore paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest thereon, the Agent shall pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the


                                       23.

amount of such Bank's Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Commitment Percentage of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank. If the Agent or the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower in reimbursement of a payment made under the Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Commitment Percentage of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                 SECTION 3.05       Role of the Issuing Bank.

                 (a) No Responsibility of Issuing Bank. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent/IB-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) or other document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                 (b) No Liability of Agent/IB-Related Persons. No Agent/IB-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection


                                       24.

herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  SECTION 3.06 Obligations of Borrower Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Unreimbursed Draw and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i)    any lack of validity or enforceability of this
Agreement or any L/C-Related Document;

                           (ii)  any  change  in the  time,  manner  or place of
payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents, in each case in accordance with the terms of this Agreement and each L/C Related Document;

                           (iii) the existence of any claim, set-off, defense or
other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) any payment by the Issuing  Bank under any Letter
of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any bankruptcy, reorganization or other insolvency proceeding; or

                           (vi) any exchange,  release or  non-perfection of any
collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit.


                                       25.

                  SECTION 3.07 Cash Collateral Pledge. Upon the request of the Agent, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Unreimbursed Draw hereunder, the Borrower shall immediately pay over cash in an amount equal to the L/C Obligations to the Agent for the benefit of the Banks, to be held by the Agent as cash collateral subject to the terms of this Section 3.07. Such amount, together with any amount received by the Agent in respect of outstanding Letters of Credit pursuant to Section 11.02, when received by the Agent, shall be held by the Agent as cash collateral for the reimbursement obligations of the Borrower under this Agreement in respect of the L/C Obligations and for the other Obligations. Such cash collateral shall not bear interest. Amounts held in such cash collateral account shall be applied by the Agent to the reimbursement of the Issuing Bank for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all L/C Obligations shall have been satisfied and all other Obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower hereby grants the Agent (for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks) a security interest in all such cash collateral. The Borrower shall execute such further agreements, documents, instruments or financing statements as the Agent reasonably deems necessary in connection therewith.

                 SECTION 3.08    Letter of Credit Fees.

                 (a) Certain Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each of the Banks a letter of credit fee as follows:

                        (i) with respect to each Performance Letter of Credit, the Borrower shall pay a letter of credit fee equal to

                                (A) 0.50% per annum of the average daily maximum
amount available to be drawn on such Letter of Credit, during any period when the Debt/EBITDA Ratio (determined in accordance with Section 4.04) is greater than or equal to 1.00 to 1.00, or

                                (B) 0.40% per annum of the average daily maximum
amount available to be drawn on such outstanding Letter of Credit, during any period when the Debt/EBITDA Ratio (determined in accordance with Section 4.04) is less than 1.00 to 1.00; and

                        (ii) with respect to each Letter of Credit other than a Performance Letter of Credit, the Borrower shall pay a letter of credit fee equal to

                                (A) 1.00% per annum of the average daily maximum
amount available to be drawn on such Letter of Credit, during any period when the


                                       26.

Debt/EBITDA Ratio (determined in accordance with Section 4.04) is greater than or equal to 1.00 to 1.00, or

                                (B) 0.75% per annum of the average daily maximum
amount available to be drawn on such Letter of Credit, during any period when the Debt/EBITDA Ratio (determined in accordance with Section 4.04) is less than
1.00 to 1.00;

provided, that the Borrower shall pay a minimum per annum fee of $250 for each Letter of Credit.

                  Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Final Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Final Maturity Date (or such expiration date).

                 (b) Certain Additional Fees and Charges. The Borrower shall pay to the Issuing Bank upon the issuance of each Letter of Credit (other than a Performance Letter of Credit) a fronting fee of 0.125% of the stated amount thereof. The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby letters of credit as from time to time in effect.

                 (c) Fees Nonrefundable. All fees and charges payable under this
Section 3.08 shall be nonrefundable.

                  SECTION 3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this Article III as if incorporated herein and shall apply to the Letters of Credit.

                                   ARTICLE IV
                  INTEREST AND FEES; CONVERSION OR CONTINUATION

                  SECTION 4.01 Interest.

                  (a) Interest Rate. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the maturity thereof, at the following rates:

                           (i) during such periods as such Revolving  Loan  is a
Base Rate Loan, at a rate per annum equal at all times to the Base Rate; and


                                       27.

                           (ii) during such periods as such Revolving  Loan is a
LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

                 (b) Interest Periods. The initial and each subsequent Interest Period shall be a period of one, two, three or six months. The determination of Interest Periods shall be subject to the following provisions:

                           (i) in  the  case  of immediately successive Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                           (ii) if  any  Interest  Period  would  otherwise  end
on a day which is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                           (iii) no  Interest  Period  shall  extend  beyond the
Final Maturity Date;

                           (iv) any  Interest  Period  that  begins on  the last
LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last LIBOR Business Day of the ending calendar month of such Interest Period; and

                           (v) there shall be no more than  12  Interest Periods
in effect at any one time.

                 (c) Interest Payment Dates. Subject to Section 4.02, interest on the Revolving Loans shall be payable in arrears at the following times:

                           (i) interest on each Base  Rate Loan shall be payable
quarterly on the last day of each calendar quarter, on the date of any prepayment or conversion of any such Base Rate Loan, and at maturity; and

                           (ii)  interest on each LIBOR Loan shall be payable on
the last day of each Interest Period for such LIBOR Loan, provided that (A) in the case of any Interest Period which is greater than three months, interest on such LIBOR Loan shall be payable on the date three months after the beginning of such Interest Period and on the last day of such Interest Period and (B) if any prepayment, conversion, or continuation is effected other than on the last day of such Interest Period, accrued interest on such LIBOR Loan shall be due on such prepayment, conversion or continuation date as to the principal amount of such LIBOR Loan prepaid, converted or continued.


                                       28.

                  (d) Notice to the Borrower and the Banks. Each determination by the Agent hereunder of a rate of interest and of any change therein, including any changes in (i) the Applicable Margin, (ii) the Base Rate during any periods in which Base Rate Loans shall be outstanding, and (iii) the Eurodollar Reserve Percentage (if any) during any periods in which LIBOR Loans shall be outstanding, shall be conclusive and binding in the absence of manifest error on the parties hereto and shall be promptly notified by the Agent to the Borrower and the Banks. Such notice shall set forth in reasonable detail the basis for any such determination or change. The failure of the Agent to give any such notice specified in this subsection shall not affect the Borrower's obligation to pay such interest or fees.

                  SECTION 4.02 Default Rate of Interest. In the event that any amount of principal of or interest on any Loan, or any other amount payable hereunder or under the Loan Documents, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Base Rate plus 2%.

                  SECTION 4.03 Fees.

                  (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion (taking into account outstanding Revolving Loans and outstanding L/C Obligations) of such Bank's Commitment as in effect from time to time from the Closing Date until the Final Maturity Date at the rate of (A) 0.35% per annum, for any period when the Debt/EBITDA Ratio is greater than or equal to 1.00 to
1.00 or (B) 0.25% per annum, for any period when the Debt/EBITDA Ratio is less than 1.00 to 1.00, in each case payable quarterly in arrears on the last Business Day of each calendar quarter in each year, commencing on the first such date after the Closing Date, and on the earlier of the date such Commitment is terminated hereunder or the Final Maturity Date.

                  (b) Agency and Arranger's Fee. The Borrower agrees to pay to the Agent for its own account such fee for agency and arranger's services rendered by it as shall be separately agreed upon between the Borrower and the Agent.

                 (c) Fees  Nonrefundable.  All fees  payable  under this Section
4.03 shall be nonrefundable.

                  SECTION 4.04 Computations. Each change in the Applicable Margin, the applicable commitment fee or the applicable letter of credit fee as a result of a change in the Debt/EBITDA Ratio shall become effective on the first day of the month following the month in which financial statements reporting such change are required to be delivered pursuant to Section 10.01(a)(i). All computations of interest based upon the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is


                                       29.

payable. All computations of the commitment fee, letter of credit fee and of interest based upon the Federal Funds Rate or LIBO Rate shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such commitment fee, letter of credit fee or interest is payable, which results in more interest being paid than if computed on the basis of a 365-day year. Notwithstanding the foregoing, if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

                  SECTION 4.05 Conversion or Continuation.

                  (a) Election. The Borrower may elect (i) to convert all or any part of outstanding Base Rate Loans into LIBOR Loans; or (ii) to continue all or any part of a Loan with one type of interest rate as such; provided, however, that if the aggregate amount of LIBOR Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $2,500,000, such LIBOR Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate. The continued or converted Base Rate and LIBOR Loans shall be allocated to the Banks ratably in accordance with their respective Commitments. Any conversion or continuation of LIBOR Loans shall be made on the last day of the current Interest Period for such LIBOR Loans. No outstanding Loan may be converted into or continued as a LIBOR Loan if any Default has occurred and is continuing.

                  (b) Automatic Conversion. On the last day of any Interest Period for any LIBOR Loans, such LIBOR Loans shall, if not repaid, automatically convert into Base Rate Loans unless the Borrower shall have made a timely election to continue such LIBOR Loans as such for an additional Interest Period or to convert such LIBOR Loans, in each case as provided in subsection (a).

                  (c) Notice to the Agent. The conversion or continuation of any Loans contemplated by subsection (a) shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice (a "Notice of Conversion or Continuation") shall, except as provided in Sections
6.01 and 6.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (i) the proposed date of the conversion or continuation, which shall be a Business Day (or a LIBOR Business Day, for conversions into or continuations of LIBOR Loans); (ii) the outstanding Loans (or parts thereof) to be converted into or continued as Base Rate or LIBOR Loans; (iii) the aggregate amount of the Loans which are the subject of such continuation or conversion, which shall be in a Minimum Amount; (iv) if the conversion or continuation consists of any LIBOR Loans, the duration of the Interest Period with respect thereto; and (v) that no Default exists hereunder.


                                       30.

                  (d) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of (i) the proposed conversion or continuation of any Loans, specifying the information contained in the Borrower's Notice and such Bank's ratable portion thereof or
(ii), if timely notice was not received from the Borrower, the details of any automatic conversion under subsection (b).

                  SECTION 4.06 Highest Lawful Rate. Anything herein to the contrary), notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Bank in connection with this Agreement under applicable law (the "Maximum Rate"), the Borrower shall not be obligated to pay, and such Bank shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

                                    ARTICLE V
                            REDUCTION OF COMMITMENTS;
                              REPAYMENT; PREPAYMENT

                  SECTION 5.01 Reduction or Termination of the Commitments.

                  (a) Optional Reduction or Termination. The Borrower may, upon prior notice to the Agent as provided herein, terminate in whole or reduce ratably in part, as of the date specified by the Borrower in such notice, any then unused portion of the respective Commitments (including the L/C Commitments); provided, however, that each partial reduction shall be in a Minimum Amount; and provided further, however, that no such reduction or termination shall be permitted if the Effective Amount of Revolving Loans and L/C Obligations would exceed the amount of the aggregate Commitments thereafter in effect. The amount of any such Commitment reductions shall not be applied to the L/C Commitments unless otherwise specified by the Borrower. All accrued commitment and letter of credit fees to, but not including, the effective date of any such reduction or termination shall be payable on the effective date of such reduction or termination.

                  (b) Notice. The Agent shall give each Bank prompt notice of any termination or reduction of its Commitments under this Section 5.01.

                  (c) Adjustment of Commitment Fee; No Reinstatement. From the effective date of any reduction or termination prior to the Final Maturity Date, the commitment fee payable under Section 4.03(a) shall be computed on the basis of the Commitments as so reduced or terminated. Once reduced or terminated, the Commitments may not be increased or otherwise reinstated.


                                       31.

                  SECTION 5.02 Repayment of the Loans. The Borrower shall repay to the Banks in full on the Final Maturity Date the aggregate principal amount of the Loans outstanding on such date.

                  SECTION 5.03 Prepayments.

                 (a) Optional Prepayments. The Borrower may, upon prior notice to the Agent not later than the Required Notice Date, prepay the outstanding amount of the Loans in whole or ratably in part, without premium or penalty; provided that any prepayments of LIBOR Loans other than on the last day of the applicable Interest Period shall be subject to Section 6.02. Partial prepayments shall be in Minimum Amounts.

                  (b) Notice; Application. The notice given of any prepayment (a "Notice of Prepayment") shall specify the date and amount of the prepayment and whether the prepayment is of Base Rate or LIBOR Loans or a combination thereof, and if of a combination thereof the amount of the prepayment allocable to each. Upon receipt of the Notice of Prepayment the Agent shall promptly notify each Bank thereof. If the Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid.

                                   ARTICLE VI
                         YIELD PROTECTION AND ILLEGALITY

                  SECTION 6.01 Inability to Determine Rates. If the Agent shall determine that adequate and reasonable means do not exist to ascertain the Adjusted LIBO Rate, or the Majority Banks shall determine that the Adjusted LIBO Rate does not accurately reflect the cost to the Banks of making or maintaining LIBOR Loans, then the Agent shall give telephonic notice (promptly confirmed in writing) to the Borrower and each Bank of such determination. Such notice shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans hereunder shall be suspended until the Agent (upon the instructions of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any Notice then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the Notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

                  SECTION 6.02 Funding Losses. In addition to such amounts as are required to be paid by the Borrower pursuant to Section 6.03, the Borrower shall compensate each Bank, promptly upon receipt of such Bank's written request made to the Borrower (with a copy to the Agent), for all losses, costs and expenses (including any loss or expense incurred by such Bank in obtaining, liquidating or re-employing deposits or


                                       32.

other funds to fund or maintain its LIBOR Loans), if any, which such Bank sustains: (i) if the Borrower repays, converts or prepays any LIBOR Loan on a date other than the last day of an Interest Period for such LIBOR Loan (whether as a result of an optional prepayment, mandatory prepayment, a payment as a result of acceleration or otherwise); (ii) if the Borrower fails to borrow a LIBOR Loan after giving its Notice (other than as a result of the operation of Section 6.01 or 6.04); (iii) if the Borrower fails to convert into or continue a LIBOR Loan after giving its Notice (other than as a result of the operation of Section 6.01 or 6.04); or (iv) if the Borrower fails to prepay a LIBOR Loan after giving its Notice of Prepayment. Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTON 6.03 Regulatory Changes.

                  (a) Increased Costs. If after the date hereof, the adoption of, or any change in, any applicable law, role or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or compliance by any Bank (or its Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in the calculation of the Adjusted LIBO Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the interbank eurodollar market any other condition affecting any Bank's LIBOR Loans or its obligation to make LIBOR Loans or its other obligations hereunder, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of agreeing to make or making, funding or maintaining any Loan or participating in any L/C Obligation, or increase the cost to any Issuing Bank of agreeing to issue or issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) or such Issuing Bank under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such increased cost or reduction; provided, however, that no Bank shall be entitled to obtain compensation with respect to any period prior to one year prior to making such demand.

                  (b) Capital Requirements. If any Bank shall have determined that any Regulatory Change regarding capital adequacy, or compliance by such Bank (or any corporation controlling such Bank), with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of such Bank's obligations hereunder to a


                                       33.

level below that which such Bank or such corporation would have achieved but for such adoption, change or compliance (taking into consideration such Bank's or corporation's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts (to the extent such additional amounts are not reflected in the Base Rate or the Adjusted LIBO Rate) as shall compensate such Bank for such reduction.

                  (c) Requests. Any request for compensation by a Bank under this Section 6.03 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 6.04 Illegality. If any Bank shall determine that it has become unlawful, as a result of any Regulatory Change, for such Bank to make, convert into or maintain LIBOR Loans as contemplated by this Agreement, such Bank shall promptly give notice of such determination to the Borrower (through the Agent), and (i) the obligation of such Bank to make or convert into LIBOR Loans shall be suspended until such Bank gives notice that the circumstances causing such suspension no longer exist; and (ii) each of such Bank's outstanding LIBOR Loans shall, if requested by such Bank, be convened into a Base Rate Loan not later than upon expiration of the Interest Period related to such LIBOR Loan, or, if earlier, on such date as may be required by the applicable Regulatory Change, as shall be specified in such request. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTlON 6.05 Funding Assumptions. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Article VI, each LIBOR Loan made by a Bank (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate used in determining the Adjusted LIBO Rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

                  SECTION 6.06 Obligation to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 6.03(a) or 6.04, and in any event if so requested by the Borrower, each Bank shall use reasonable efforts to make, fund or maintain its affected LIBOR Loans through another Lending Office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such LIBOR Loans through such other Lending Office would not in any material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.


                                       34.

                                   ARTICLE VII
                                    PAYMENTS

                  SECTION 7.01 Pro Rata Treatment. Except as otherwise provided in this Agreement, each Borrowing hereunder, each Commitment reduction, each payment (including each prepayment) by the Borrower on account of the principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off or counterclaim and, except as otherwise expressly provided with respect to drawings under Letters of Credit, shall be made ratably in accordance with the Commitment Percentages. Each conversion or continuation of Loans shall also be made ratably in accordance with the Commitment Percentages.

                  SECTION 7.02 Payments.

                  (a) Payments. The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense, not later than 11:00 A.M. (California time) on the day when due to the Agent in Dollars and in same day or immediately available funds, to the Agent's Account. The Agent shall on such date distribute like funds relating to the payment on account of principal, interest, drawings under Letters of Credit, the letter of credit fee, commitment fee or any other amounts payable to the Banks or to the Issuing Bank, as the case may be, ratably (except as a result of the operation of Article IV) to the Banks in accordance with their Commitment Percentages, or to the Issuing Bank, as the case may be.

                  (b) Authorization to Agent. The Agent may (but shall not be obligated to), and the Borrower hereby authorizes the Agent to, charge any deposit account of the Borrower with the Agent for the amount of such payment which is not made by the time specified in subsection (a). The Agent shall promptly notify the Borrower after charging any such account.

                  (c) Extension. Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, letter of credit fee or commitment fee hereunder.

                  SECTION 7.03 Taxes.

                  (a) No Reduction of Payments. The Borrower shall pay all amounts of principal, interest, fees and other amounts due under the Loan Documents free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of each Bank and the Agent, income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or


                                       35.

the Agent is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein, and by the jurisdiction of such Bank's Lending Office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, the Borrower shall increase the amount paid so that the respective Bank or the Agent receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section 7.03), the full amount of the payment provided for in the Loan Documents.

                  (b) Deduction or Withholding; Tax Receipts. If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Agent (for itself or for redelivery to the Bank to or for the account of which such payment was made) an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Agent or any Bank (through the Agent) may reasonably request.

                  (c) Indemnity. If any Bank or the Agent is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against any Bank or the Agent, the Borrower shall indemnify the Agent and the Banks for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable under this Section 7.03, whether or not such payment or liability was correctly or legally asserted. A certificate of the Agent or any Bank as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  (d) Forms 1001 and 4224. Each Bank that is incorporated under the laws of any jurisdiction outside the United States agrees to deliver to the Agent and the Borrower on or prior to the Closing Date, and in a timely fashion thereafter, Form 1001, Form 4224 or such other documents and forms of the IRS, duly executed and completed by such Bank, as are required under United States law to establish such Bank's status for United States withholding tax purposes.

                  (e) Mitigation. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to make any payment in respect of Taxes to such Bank or a payment in indemnification with respect to any Taxes, and in any event if so requested by the Borrower following such occurrence, each Bank shall use reasonable efforts to make, fund or maintain its affected Loan (or relevant part thereof) through another Lending Office if as a result thereof the additional amounts so payable by the Borrower would be avoided or materially reduced and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such Loan (or relevant part thereof) through such other Lending Office would not in any


                                       36.

material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.

                  SECTION 7.04 Non-Receipt of Funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any of the Banks hereunder that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 7.05 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to a provision hereof providing for non-pro rata treatment) in excess of its ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith advise the Agent of the receipt of such payment, and within five Business Days of such receipt purchase from the other Banks (through the Agent), without recourse, such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 7.05 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 7.05 shall be required to implement the terms of this Section 7.05. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 7.05 and shall in each case notify the Banks following any such purchases.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

                  SECTION 8.01 Conditions Precedent to the Effectiveness of Agreement. The obligation of each Bank to make its initial Credit Extension hereunder shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:


                                       37.

                  (a) Fees and Expenses. The Borrower shall have paid (i) all fees then due in accordance with Section 4.03 and (ii) all invoiced costs and expenses then due in accordance with Section 13.04(a).

                  (b) Loan Documents. The Agent shall have received the Notes, executed by the Borrower, and (in sufficient copies for each of the Banks and the Borrower) counterparts of this Agreement executed by all the parties hereto.

                 (c) Additional Closing Documents and Actions. The Agent shall have received the following, in form and substance satisfactory to it and each
Bank:
                           (i) evidence of completion to the satisfaction of the
Agent and each Bank of such investigations, reviews and audits with respect to the Borrower and its operations as the Agent or any Bank may deem appropriate;

                           (ii)   certificates   of   one   or  more  nationally
recognized insurance brokers or other insurance specialists acceptable to the Agent, dated as of a recent date prior to the Closing Date, stating that all insurance required under this Agreement is in full force and effect;

                           (iii)   if   applicable,   evidence   that   all  (A)
authorizations or approvals of any Governmental Authority and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained;

                           (iv) (in sufficient copies for the Banks) the audited
consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 29, 1995, and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the nine-month period then ended; and

                           (v) a  certificate  of a  Responsible  Officer of the
Borrower, dated the Closing Date, stating that (A) the representations and warranties contained in Section 9.01 and in the other Loan Documents are true and correct on and as of the date of such certificate as though made on and as of such date and (B) on and as of the Closing Date, no Default shall have occurred and be continuing.

                 (d) Corporate Documents. The Agent shall have received the following, in form and substance satisfactory to it and each Bank:

                           (i) certified  copies of the certificate or articles,
as the case may be, of incorporation of the Borrower, together with certificates as to good standing and tax status, from the Secretary of State or other Governmental Authority, as applicable, of the Borrower's state of incorporation and certificates from the Secretary of State or


                                       38.

other Governmental Authority, as applicable, of Maryland and each other state where the Borrower is qualified to do business as a foreign corporation as to the Borrower's status as a foreign corporation and tax status, each dated as of a recent date prior to the Closing Date;

                           (ii) a  certificate  of the  Secretary  or  Assistant
Secretary of the Borrower, dated the Closing Date, certifying (A) copies of the bylaws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and (B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Loan Documents and act with respect thereto, upon which certificate the Agent and the Banks may conclusively rely until the Agent shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate.

                 (e) Legal Opinions. The Agent shall have received the opinion of Richard G. Bell, General Counsel to the Borrower, dated the Closing Date, in substantially the form of Exhibit C.

                  (f) Auditor's Letter. The Agent shall have received a letter from Deloitte & Touche LLP substantially in the form of Exhibit D, acknowledged and agreed to by the Borrower and such auditors.

                  SECTION 8.02 Conditions Precedent to All Credit Extensions. The obligation of each Bank to make any Credit Extension to be made by it hereunder (including its initial Credit Extension) is subject to the satisfaction of the following conditions precedent on the relevant Credit Extension date:

                  (a) Notice. The Agent shall have received a Notice of Borrowing; or in the case of any issuance, amendment or renewal of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

                 (b) Material Adverse Effect. On and as of the date of such Credit Extension, there shall have occurred no Material Adverse Effect since the date of this Agreement.

                  (c) Representations and Warranties; No Default. On the date of such Credit Extension date, both before and after giving effect thereto and to the application of proceeds therefrom:. (i) the representations and warranties contained in Section 9.01 and in the other Loan Documents shall be true, correct and complete on and as of the date of such Credit Extension date as though made on and as of such date (giving effect to (A) such updates of Schedule 4 as the Borrower may have delivered to the Agent prior to such Credit Extension date and
(B) with respect to Section 9.01(q), the most recent financial statements delivered to the Agent in compliance with Section 10.01(a)(ii)); and (ii) no Default shall have occurred and be continuing or shall result


                                       39.

from such Credit Extension. The giving of any Notice of Borrowing, the submission of any L/C Application or L/C Amendment Application, and the acceptance by the Borrower of the proceeds of each Borrowing following the Closing Date, shall each be deemed a certification to the Agent and the Banks that on and as of the date of such Credit Extension such statements are true.

                  (d) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 9.01 Representations and Warranties. The Borrower represents and warrants to each Bank and the Agent that:

                  (a) Organization and Powers. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to the Borrower, to execute, deliver and perform its obligations under the Loan Documents.

                  (b) Authorization; No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action of the Borrower and do not and will not (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Borrower or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (ii) violate any provision of any law, role, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Borrower; or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

                  (c) Binding Obligation. The Loan Documents constitute, or when delivered under this Agreement will Constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (d) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower of any of the Loan Documents.


                                       40.

                 (e) No Defaults. Neither the Borrower nor any of its Subsidiaries is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

                  (f) Title to Properties; Liens. The Borrower and its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, their properties and assets, and there is no Lien upon or with respect to any of such properties or assets, except for Permitted Liens.

                  (g) Litigation. Except as set forth on Schedule 5, there are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to the Borrower or any such Subsidiary would result in a Material Adverse Effect.

                  (h) Compliance with Environmental Laws. Except as set forth on
Schedule 6, to the best of Borrower's knowledge after due investigation, (i) the properties of the Borrower and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous
Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or (c) which could materially impair the fair market value thereof; and (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Borrower or any of its Subsidiaries in violation of or in any manner could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (i) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                 (j) ERISA. Except as specifically disclosed to the Banks in writing prior to the Closing Date: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) there are no pending, or to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (iv) no ERISA Event has occurred or is reasonably expected to occur


                                       41.

with respect to any Pension Plan; (v) no Pension Plan has any Unfunded Pension Liability; (vi) the Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (vii) no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (viii) neither the Borrower or entity under common control with the Borrower in the preceding sentence has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                  (k) Subsidiaries. The name, capital structure and ownership of each Subsidiary of the Borrower on the date of this Agreement is as set forth in
Schedule 4. All of the outstanding capital stock of, or other interest in, each such Subsidiary has been validly issued, and is fully paid and nonassessable. Except as set forth in such Schedule, on the date of this Agreement the Borrower has no material equity interest in any Person.

                  (1) Marin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of the Loans or other extensions of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (m) Taxes. Each of the Borrower and its Subsidiaries has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

                  (n) Patents and Other Rights. Each of the Borrower and its Subsidiaries possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business. Neither the Borrower nor any such Subsidiary is in violation of any rights of others with respect to the foregoing, except where such violation is not reasonably expected to result in a Material Adverse Effect.

                  (o) Insurance. The properties of the Borrower and its Subsidiaries are insured in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans or self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties,


                                       42.

                  (p) Financial Statements. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 29, 1995, and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the nine-month period then ended, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations of the Borrower and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the September 29, 1995 financial statements, to normal year-end adjustments and the absence of notes. Since December 31, 1994, there has been no Material Adverse Effect.

                  (q) Liabilities. Neither the Borrower nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (p), in the notes thereto or otherwise disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since December 31, 1994.

                  (r) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower which may result in a Material Adverse Effect.

                  (s) Disclosure. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit or report furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Banks in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                                    ARTICLE X
                                    COVENANTS

                  SECTION 10.01 Reporting Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Financial Statements and Other Reports. The Borrower will furnish to the Agent in sufficient copies for distribution to the Banks:

                           (i) as soon as  available  and  in  any event  within
60 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated


                                       43.

balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

                           (ii) as soon as available and in any event within 120
days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, and (A) in the case of such consolidated financial statements, accompanied by a report thereon of Deloitte & Touche LLP or another firm of independent certified public accountants of recognized national standing acceptable to the Majority Banks, which report shall be unqualified as to scope of audit or the status of the Borrower and its Subsidiaries as a going concern, together with a certificate of such independent public accountants stating that (1) their audit examination of the Borrower and its Subsidiaries has included a review of the terms of this Agreement as they relate to accounting matters; (2) in the course of such audit examination, which audit was conducted by such accountants in accordance with generally accepted auditing standards, such accountants have obtained no knowledge that any Default has occurred and is continuing, or, if such Default has occurred and is continuing, indicating the nature thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination; and (3) based on their audit examination nothing has come to their attention which causes them to believe that the matters set forth in the Compliance Certificate delivered pursuant to clause (iii) for the applicable fiscal year with respect to compliance with the provisions of Section 10.02 and subsection (f) of Section 10.04 are not stated in accordance with the terms of this Agreement;

                           (iii) together with the financial statements required
pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period; and

                           (iv)  promptly  after the  giving,  sending or filing
thereof, copies of all reports, if any, which the Borrower or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Borrower or any of its Subsidiaries with the SEC or any national securities exchange.


                                       44.

                  (b) Additional  Information.  The Borrower wi11 furnish to the
Agent:

                           (i)  promptly  after the  Borrower  has  knowledge or
becomes aware thereof, notice of the occurrence of any Event of Loss with respect to its property or assets aggregating $1,000,000 or more (in excess of amounts covered by third-party insurance);

                           (ii)  promptly  after the Borrower  has  knowledge or
becomes aware thereof, notice of the occurrence or existence of any Default;

                           (iii)  prompt  written  notice  of (A)  any  proposed
acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws, and (B)(1) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Substances required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous
Substances and which could reasonably be expected to result in a Material Adverse Effect;

                           (iv) prompt written  notice of each action,  suit and
proceeding before any Governmental Authority or arbitrator pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which (A) if adversely determined would involve an aggregate liability of $1,000,000 or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

                           (v)  promptly  after the  Borrower  has  knowledge or
becomes aware thereof, (A) notice of the occurrence of any Termination Event, together with a copy of any notice of such Termination Event to the PBGC, and
(B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                           (vi)  promptly upon the  commencement  or increase of
contributions to, the adoption of, or an amendment to, a Plan by the Borrower or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to Borrower or an ERISA Affiliate in excess of $1,000,000, a calculation of the net increase in unfunded liability;

                           (vii) promptly after filing or receipt thereof by the
Borrower or any ERISA Affiliate, copies of the following:


                                       45.

                  (A) any notice received from the PBGC of intent to terminate or have a trustee appointed to administer any Pension Plan;

                  (B) any notice received from the sponsor of a Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;

                  (c) any demand by the PBGC under Subtitle D of Title IV of ERISA; and

                  (D)  any  notice   received   from  the  IRS   regarding   the
disqualification of a Plan intended to qualify under Section 401(a) of the Internal Revenue Code;

                           (viii) the information regarding insurance maintained
by the Borrower and its Subsidiaries as required under Section 10.03(c);

                           (ix)  within  3.0 days of the date  thereof,  or,  if
earlier, on the date of delivery of any financial statements pursuant to subsection (a), notice of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

                           (x) promptly after the occurrence thereof,  notice of
any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;

                           (xi) prompt written notice of any other  condition or
event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

                           (xii)   such   other   information   respecting   the
operations, properties, business or condition (financial or otherwise) of the Borrower or its Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

                  SECTION 10.02 Financial Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Leverage Ratio. The Borrower will maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth as of the end of each of the Borrower's fiscal quarters of not more than 1.0 to 1.0;


                                       46.

                  (b) Minimum Consolidated Net Worth. The Borrower will maintain Consolidated Net Worth as of the end of each of the Borrower's fiscal quarters of not less than $135,000,000 plus 100% of the net proceeds received by the Borrower or any Subsidiary from the sale or issuance of equity securities to any Person other than the Borrower or any Subsidiary after June 30, 1995 plus 50% of positive Consolidated Net Income, if any, for each fiscal quarter elapsed after June 30, 1995;

                 (c)  Quick  Ratio.  The  Borrower  will  maintain  a  ratio  of
Consolidated   Adjusted   Current  Assets  to  Consolidated   Adjusted   Current
Liabilities of not less than 1.0 to 1.0 as of the end of any fiscal quarter;

                  (d) Profitability. During any period of four consecutive fiscal quarters, the Borrower, on a consolidated basis, shall not incur (a) more than two quarterly net or operating losses or (b) net or operating losses in excess of $10,000,000 in the aggregate for any one or two quarters. The Borrower, on a consolidated basis, shall be profitable for any period of four consecutive fiscal quarters; and

                  (e) Senior Debt to Total Capitalization. The Borrower will maintain a ratio of Senior Debt to Total Capitalization (i) of not more than
0.40 to 1.0, as of the end of each of the Borrower's fiscal quarters in 1995 and 1996, and (ii) of not more than 0.375 to 1.0, as of the end of each of the Borrower's fiscal quarters thereafter.

                  SECTION 10.03 Additional Affirmative Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

                  (a) Preservation of Existence, Etc. The Borrower will, and will cause each of its Material Subsidiaries to, maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with transactions permitted by Section 10.04(c) and (d).

                  (b) Payment of Taxes, Etc. The Borrower will, and will cause each of its Material Subsidiaries to, pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

                  (c) Maintenance of Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the


                                       47.

localities where the Borrower or such Subsidiary operates, including fire, extended coverage, business interruption, public liability, property damage and worker's compensation. Notwithstanding the foregoing, the Borrower and its Subsidiaries may maintain a plan or plans of self-insurance to such extent and coveting such risks as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties. Upon the request of the Agent or any Bank, the Borrower shall furnish the Agent from time to time with full information as to the insurance carried by it. All insurance policies required under this subsection (c) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the Borrower and the Agent.

                  (d) Keeping of Records and Books of Account. The Borrower will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

                  (e) Inspection Rights. Upon reasonable prior notice, the Borrower will at any reasonable time and from time to time permit the Agent and the Banks or any of their respective agents or representatives to visit and inspect any of the properties of the Borrower and its Material Subsidiaries and to examine and make copies of and abstracts from the records and books of account of the Borrower and its Material Subsidiaries, and to discuss the business affairs, finances and accounts of the Borrower and any such Subsidiary with any of the officers, employees or accountants of the Borrower or such Subsidiary.

                  (f) Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except in each case if noncompliance therewith is not reasonably expected to result in a Material Adverse Effect.

                  (g) Maintenance of Properties, Etc. The Borrower will, and will cause each of its Material Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

                  (h) Licenses. The Borrower will, and will cause each of its Material Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties.


                                       48.

                  (i) Action Under Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Substance or the existence of any environmental liability under applicable Environmental Laws with respect to the Premises, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of the Premises, including all removal, containment and remedial actions, and restore the Premises to a condition in compliance with applicable Environmental Laws.

                 (j) Use of Proceeds. The Borrower will use the proceeds of the Loans solely for general corporate purposes.

                 (k) Further Assurances and Additional Acts. The Borrower will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall reasonably deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent or the Majority Banks.

                 SECTON 10.04 Negative Covenants. So long as any of the Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrower agrees that:

                  (a)  Liens; Negative Pledges.

                           (i) The Borrower will not, and will not permit any of
its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

                           (ii) The  Borrower  will not, and will not permit any
of its Subsidiaries to, enter into any agreement (other than this Agreement and any other Loan Document) prohibiting the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

                  (b) Change in Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it at the date hereof.

                  (c) Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:


                                       49.

                           (i) any of the Borrower's  wholly owned  Subsidiaries
may merge with, consolidate into or transfer all or substantially all of its assets to another of the Borrower's wholly owned Subsidiaries or to the Borrower and in connection therewith such Subsidiary may be liquidated or dissolved;

                           (ii) the Borrower or any of its Subsidiaries may sell
or dispose of assets in accordance with the provisions of subsection (d);

                           (iii) the  Borrower  or any of its  Subsidiaries  may
make any investment permitted by subsection (e); and

                           (iv) the Borrower may merge with or consolidate  into
any other Person, provided that (A) the Borrower is the surviving corporation, and (B) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

                  (d) Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

                           (i) sales or other  dispositions  of inventory in the
ordinary course of business;

                           (ii)  sales or  other  dispositions  in the  ordinary
course of business of assets which have become worn out or obsolete or which are promptly being replaced;

                           (iii)  sales  of  accounts  receivable  to  financial
institutions not affiliated with the Borrower, provided that (A) the applicable discount rate shall be no greater than 15% per annum at any time, (B) the amount of all accounts receivable permitted to be sold in any fiscal quarter shall not exceed 35% of the Borrower's total accounts receivable, determined as of the end of the next preceding fiscal quarter (or fiscal year, as the case may be), and no more than 50% of such accounts receivable permitted to be sold shall be domestic accounts receivable of the Borrower; and (c) the sole consideration received for such sales shall be cash;

                           (iv) the sale of the  property  located at 2525 North
First Street, San Jose, California and the property located at Dedworth Road, Oakley Green, Windsor, Berkshire, England; and

                           (v) sales or other dispositions of assets outside the
ordinary course of business which do not constitute Substantial Assets.

For purposes of clause (v), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets conveyed, sold, leased, transferred or


                                       50.

otherwise disposed of in any fiscal year of the Borrower (other than assets sold in the ordinary course of business or pursuant to clauses (iii) or (iv)), shall exceed 7-1/2% of Consolidated Total Assets as determined as of the end of the next preceding fiscal year of the Borrower.

                  (e) Loans and Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets, obligations or other securities of or any interest in any Person (including by merger or consolidation), or otherwise extend any credit to or make any additional investments in any Person, other than in connection with:

                           (i)  extensions  of credit in the nature of  accounts
receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

                           (ii) Permitted Investments;

                           (iii)  additional  purchases of or investments in the
stock of Subsidiaries; or

                           (iv)  purchases  of or  investments  in  the  capital
stock, assets, obligations or other securities of or interest in other Persons not exceeding in any fiscal year of the Borrower an amount equal to 20% of Consolidated Net Worth, determined as of the last day of the fiscal quarter (or fiscal year) of the Borrower most recently ended, as to all such investments in the aggregate within such year.

                  (f) Distributions.

                           (i)  The  Borrower   will  not  declare  or  pay  any
dividends in respect of the Borrower's capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Borrower, except that the Borrower may:

                                    (A)  declare   and  deliver   dividends  and
distributions  payable  only in common  stock of the Borrower;

                                    (B) declare and deliver cash dividends in an
amount not to exceed  $7,000,000 in any fiscal year of the Borrower;

                                    (C) purchase,  redeem,  retire, or otherwise
acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and


                                       51.

                                    (D)  purchase  shares of its  capital  stock
from time to time, in connection with the issuance of shares of such capital stock to its employees under the Borrower's employee stock option plans or to the members of its board of directors; provided that the number of such shares purchased shall not at any time, in the aggregate, exceed the aggregate number of such shares issued to such employees and board members.

                           (ii) The Borrower  will not permit any  Subsidiary of
the Borrower to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Borrower, or to pay any Indebtedness owed to the Borrower or transfer properties and assets to the Borrower.

                  (g) Transactions with Related Parties. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party.

                  (h) Hazardous Substances. The Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Substances, except in compliance with all applicable Environmental Laws.

                  (i) Accounting Changes. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries.

                  (j) Regulations G, T, U, and X. The Borrower shall not, and shall not permit any of its Subsidiaries to, use any portion of the proceeds of any Loans or extensions of credit hereunder, directly or indirectly, (i) to purchase or carry margin stock (within the meanings of Regulations G, T, U, and X of the FRB), (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry any such margin stock, (iii) to extend credit for the purpose of purchasing or carrying any such margin stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.


                                       52.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

                 SECTON 11.01 Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

                  (a) Payments. The Borrower shall fail to pay when due (i) any amount of principal of any Loan or Note or any amount of any L/C Obligation (other than an amount deemed to be made or converted into a Borrowing of Revolving Loans under Section 3.03(b)), and such failure continues for a period of three days after the due date, or (ii) any interest on any Loan or Note or any fee or other amount payable hereunder or under any of the other Loan Documents, and such failure continues for a period of five days after the due date.

                  (b) Representations and Warranties. Any representation or warranty by the Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

                 (c) Failure by Borrower to Perform Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 10.02 or Section 10.04.

                  (d) Failure by Borrower to Perform Other Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those described in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless the Majority Banks determine that such failure is not capable of remedy, in which case the Event of Default shall occur upon such failure, or unless the Majority Banks, in their sole discretion, shall have determined that more time is required to effect a cure and, in their sole discretion, shall have granted, in writing, an additional period for such cure; provided that the Borrower shall have commenced such cure within such 20-day period).

                  (e) Bankruptcy. The Borrower or any of its Subsidiaries shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or the Borrower or any such Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower or any such Subsidiary pursuant to the Bankruptcy Code or any such other state or federal law; or the Borrower or any such Subsidiary shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or


                                       53.

any substantial part of the Borrower's or any such Subsidiary's property, or shall take any action to authorize any of the actions or events set forth above in this subsection; or any order for relief shall be entered against the Borrower or any such Subsidiary in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (e).

                  (f) Involuntary Bankruptcy. An involuntary petition is filed under any bankruptcy or similar statute against the Borrower or any Subsidiary, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of the properties of the Borrower or any Subsidiary; provided, however, that such Event of Default shall be deemed cured if such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment.

                  (g) Default Under Other Indebtedness. The Borrower or any of its Subsidiaries shall fail (i) to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Loans) in an aggregate principal amount outstanding of at least $2,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  (h) Judgments. (i) A final judgment or order for the payment of money of $2,000,000 or more in excess of the amount covered by third-party insurance shall be rendered against the Borrower or any of its Subsidiaries and shall not be paid or otherwise satisfied within 20 days after such judgment or order is entered; or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect;

                  (i) ERISA. (i) an ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $2,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $2,000,000; or (iii) any of the representations and warranties contained in Section 5.12 hereof shall


                                       54.

cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (j) Dissolution, Etc. The Borrower or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 10.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (j).

                 (k) Material Adverse Change. A material adverse change in the business, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, shall have occurred.

                  (l) Change in Ownership or Control. (i) Any Person, or two or more Persons acting in concert, shall acquire beneficial ownership, directly or indirectly, or shall enter into a contract or arrangement (A) for the acquisition of the securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, or
(B) which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election or directors; or
(ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower, unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower.

                 SECTION 11.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, the Agent shall, at the request of the Majority Banks, or may, with the consent of the Majority Banks, (i) (A) declare the Commitments of the Banks (other than their respective L/C Commitments with respect to outstanding Letters of Credit) and any obligations of the Issuing Bank to issue, amend or renew Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (B) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable; and declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon such amount with respect to Letters of Credit, the Loans and the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if an event described in
Section 11.01(e) or (f) shall occur, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower as


                                       55.

specified in this clause (i) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, proceed to enforce all other rights and remedies available to the Agent and the Banks under the Loan Documents and applicable law.

                                   ARTICLE XII
                                    THE AGENT

                  SECTION 12.01 Authorization and Action. Each Bank hereby appoints ABN as Agent and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. As to any matters not expressly provided for by the Loan Documents (including enforcement of the Loan Documents or collection of any amounts due thereunder), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Agent shall not in any event be required to take any action which exposes the Agent to liability or which is contrary to any Loan Document or applicable law. Nothing in any Loan Document shall, or shall be construed to, constitute the Agent a trustee or fiduciary for any Bank or the Issuing Bank. In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

                 SECTION 12.02 Limitation on Liability; Notices.

                 (a) Limitation on Liability of Agent and Issuing Bank. None of the Agent/IB-Related Persons shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat a Bank as the holder of its Loan for all purposes hereof unless and until the Agent receives written notice of the assignment thereof signed by such Bank and the Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Bank party hereto, in each case in form satisfactory to the Agent, (ii) may consult with legal counsel (including counsel to the Borrower, independent public accountants and other experts


                                       56.

selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (iii) shall incur no liability to any Bank under or in respect of any Loan Document by acting upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Loan Document. Further, neither the Agent nor the Issuing Bank (A) makes any warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any information, exhibit or report furnished under any Loan Document, for any statements, warranties or representations (whether written or oral) made or deemed made in or in connection with any Loan Documents, (B) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or any other Person or to inspect the property, books or records of the Borrower or any other Person, or (c) shall be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of this Agreement or any other Loan Document.

                  (b) Notices. Promptly upon receipt thereof, the Agent shall forward to each Bank originals or copies, as specified in this Agreement or any other Loan Document, of all agreements, instruments, opinions, financial statements, notices and other documents delivered by the Borrower or any other Person to the Agent pursuant to any Loan Document for distribution to the Banks. Except for any of the foregoing expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTON 12.03 Agent and Affiliates. With respect to its Commitment, the Loans made by it, the Notes issued to it, any Letters of Credit issued by it, and all other Obligations owing to it as a Bank, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, issue letters of credit for the account of, act as trustee under indentures of and generally engage in any kind of business with the Borrower and any Affiliate thereof, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Banks.

                  SECTON 12.04 Notice of Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default hereunder (other than nonpayment of principal of or interest on the Loans or of any fees or any of its costs and expenses) unless the Agent has actual knowledge thereof or has received notice in


                                       57.

writing from a Bank or the Borrower referring to this Agreement, describing such event or condition and expressly stating that such notice is a "notice of default." Should the Agent receive such notice of the occurrence of a Default, the Agent shall promptly give notice thereof to the Banks. The Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

                 SECTON 12.05 Non-Reliance on Agent and Issuing Bank.

                  (a) Non-Reliance. Each Bank has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower or any of its Subsidiaries. Accordingly, each Bank confirms to the Agent and the Issuing Bank that it has not relied, and will not hereafter rely, on the Agent or the Issuing Bank (i) to check or inquire on such Bank's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent or the Issuing Bank), or (ii) to assess or keep under review on such Bank's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any Subsidiary.

                 (b) Bank Consent. For purposes of determining compliance with the conditions specified in Sections 8.01 and 8.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the applicable Credit Extension specifying its objection thereto and either (i) such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Credit Extension date or (ii) if any Borrowing or other Credit Extension has been requested, the Bank shall not have made, or shall not make, available to the Agent on or prior to the Credit Extension date the Bank's ratable portion thereof.

                  SECTION 12.06 Indemnification. The Banks agree to indemnify each Agent/IB-Related Person (to the extent not reimbursed by the Borrower), ratably according to their respective Commitment Percentages, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to such Agent/IB-Related Person (including allocated costs of internal counsel), which may be imposed


                                       58.

on, incurred by, or asserted against any Agent/IB-Related Person in any way relating to or arising out of the Loan Documents, the use or intended use of the proceeds of the Loans, the Letters of Credit or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent/IB-Related Person in connection with any of the foregoing; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Agent/IB-Related Person. Without limitation of the foregoing, each Bank agrees to reimburse each Agent/IB-Related Person promptly upon demand for such Bank's ratable share of any costs and expenses or other charges incurred by the Agent, the Issuing Bank or their respective Affiliates and payable by the Borrower pursuant to Section 13.04(a) or any other Loan Document, in each case to the extent that the Agent, the Issuing Bank or their respective Affiliates is not reimbursed for such expenses or charges, or payment of such fee is not made, by the Borrower.

                  SECTION 12.07 Delegation of Duties. The Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Agent's Affiliates) to perform any of the Agent's duties under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTON 12.08 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, subject (unless a Default shall have occurred and be continuing) to the consent of the Borrower, which consent shall not be unreasonably withheld, and the Banks shall use their best efforts so to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which in each case shall be (a) a bank organized or licensed under the laws of the United States or of any state thereof, or any Affiliate of such bank, and having a combined capital and surplus of at least $100,000,000 and (b) unless a Default shall have occurred and be continuing, reasonably acceptable to the Borrower. Upon the effectiveness of the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.
After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                       59.

                                  ARTICLE XIII
                                  MISCELLANEOUS

                  SECTION 13.01 Amendments and Waivers. Except as otherwise provided herein or in any other Loan Document, (i) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Borrower (or other party thereto), the Agent and the Majority Banks (or the Agent with the written consent of the Majority Banks); and (ii) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks (or the Agent with the consent of the Majority Banks). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing provisions of this
Section 13.01,

                  (A) any term or provision of any such other Loan Document may be amended without the agreement or consent of, or prior notice to, the Borrower or other party thereto, to the extent such Loan Document provides for notices without the agreement or consent of the Borrower or such other party,

                  (B) any term or provision of Article XII (other than the provisions of Section 12.08 pertaining to Borrower consent) may be amended without the agreement or consent of, or prior notice to, the Borrower; and

                  (C) unless in writing and signed by all of the Banks (or by the Agent with the written consent of all the Banks), no amendment, waiver or consent shall do any of the following:

                           (1) increase  the   amount,  or  extend  the   stated
expiration or termination date, of the Commitments of the Banks;

                           (2) reduce  the  principal  of,  or  interest on, the
Loans or any fee or other amount  payable to the Banks hereunder;

                           (3) postpone  any  date  fixed  for  any  payment  in
respect of principal of, or interest on, the Loans or any fee or other amount payable to the Banks hereunder;

                           (4) change the definition of  "Majority  Banks" or an
definition or provision of this Agreement requiring the approval of Majority Banks or some other specified amount of Banks;

                           (5) consent  to  the  assignment  or  transfer by the
Borrower of any of its rights and obligations  under the Loan Documents;


                                       60.

                           (6) amend,  modify or waive the provisions of Section
7.01, 7.05 or 13.07; or

                           (7) amend,  modify  or  waive  the provisions of this
Section 13.01; and

                  (D) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights, obligations or duties of the Agent under any Loan Document; and

                  (E) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required hereinabove to take such action, affect the rights or duties of such Issuing Bank under this Agreement or any L/C-Related Document to which it is a party.

                  SECTON 13.02 Notices.

                  (a) Notices. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and
(iii) if sent by facsimile transmission, when sent; provided, however, that notices and communications to the Agent shall not be effective until actually received by the Agent, and notices to the Issuing Bank pursuant to Article III shall not be effective until actually received by such Issuing Bank.

                  (b) Facsimile and Telephonic Notice. The Borrower acknowledges and agrees that the agreement of the Agent and the Banks herein and in any other Loan Document to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans, the drawings under Letters of Credit and the other Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.


                                       61.

                  SECTION 13.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

                  SECTON 13.04 Costs and Expenses; Indemnification.

                 (a) Costs and Expenses. The Borrower agrees to pay on demand, whether or not the transactions contemplated hereby shall be consummated:

                           (i) the reasonable  out-of-pocket  costs and expenses
of the Agent, the Issuing Bank and any of their respective Affiliates, and the reasonable fees and disbursements of counsel to the Agent and the Issuing Bank, in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents, and any amendments, modifications or waivers of the terms thereof; and

                           (ii) all costs and expenses of the Agent, the Issuing
Bank, their respective Affiliates and the Banks, and the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and
(C) any out-of-court workout or other refinancing or restructuring or any bankruptcy case, including any losses, reasonable costs and expenses sustained by the Agent, the Issuing Bank and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained in the Loan Documents.

                  (b) Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify the Agent, each Bank, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) by any Governmental Authority or other third party in any way relating to or arising out of any of the Loan Documents, the Letters of Credit, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby,
(ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto, or (iii) in any way relating to or arising out of the use, generation, manufacture, installation, treatment, storage or presence, or the spillage, leakage, leaching, migration, dumping, deposit,


                                       62.

discharge, disposal or release, at any time, of any Hazardous Substances on, under, at or from any premises owned or occupied by the Borrower, including any personal injury or property damage suffered by any Person, and any investigation, site assessment, environmental audit, feasibility study, monitoring, clean-up, removal, containment, restoration, remedial response or remedial work undertaken by or on behalf of any Indemnified Person at any time, voluntarily or involuntarily, with respect to such premises (the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  (c) Other Charges. The Borrower agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

                  SECTON 13.05 Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Agent, each Bank hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (through the Agent) after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.05 are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

                  SECTION 13.06 Survival. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Credit Extensions and the execution and delivery of the Notes, and shall continue in full force and effect so long as the Banks have any Commitments, any Loans or Letters of Credit remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 6.02, 6.03, 7.03 and 13.04, and of the Banks under Sections 7.03 and 12.06, and all similar obligations under the other Loan Documents (including all obligations to pay costs and


                                      63.

expenses and all indemnity obligations), shall survive the repayment of the Loans, the termination of the Letters of Credit and the termination of the Commitments.

                  SECTION 13.07 Obligations Several. The obligations of the Banks under the Loan Documents are several. The failure of any Bank or the Agent to carry out its obligations thereunder shall not relieve any other Bank or the Agent of any obligation thereunder, nor shall any Bank or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder. Nothing contained in any Loan Document shall be deemed to cause any Bank or the Agent to be considered a partner of or joint venturer with any other Bank or Banks, the Agent or the Borrower.

                  SECTION 13.08 Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

                  SECTION 13.09 Binding Effect; Assignment.

                  (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Issuing Bank and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Issuing Bank, the Agent and each Bank and their respective successors and assigns.

                  (b)  Assignments  and  Participations.  The Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Banks. Each Bank may sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder and under the other Loan Documents to any Bank or other bank or financial institution on the basis set forth below in this subsection (b).

                           (i) Any  assignment by a Bank shall be subject to the
prior written consent of the Issuing Bank, which consent shall not be unreasonably withheld. Except in the case of assignments to an Affiliate of any Bank or to another Bank, any assignment shall be subject to the prior written consent of the Agent and Bank and, at all times other than during the existence of an Event of Default, the Borrower, which consents, in each case, shall not be unreasonably withheld. Each partial assignment shall be in an amount of at least $5,000,000, and, after giving effect to such assignment, the assigning Bank's Commitment shall not be less than $10,000,000.

                           (ii) In the event of any such assignment,  unless and
until (A) the conditions for the Agent's treating such assignee as a Bank pursuant to clause (i) of Section 12.02(a) shall have been satisfied, (B) the Agent shall have received payment of an administrative transfer charge of $2,500 from the assigning Bank or the assignee, and


                                       64.

(c) the Agent and the Borrower shall have received all tax forms and documents required under Section 7.03(d), such assignee shall not be entitled to exercise the rights of a Bank under this Agreement and the other Loan Documents with respect to such assignment and the Agent shall not be obligated to make payment of any amount to which such assignee may become entitled thereunder other than to the assigning Bank. Subject to satisfaction of the foregoing conditions in connection with any assignment, upon the effectiveness of such assignment the assignee shall be deemed a "Bank" for all purposes of this Agreement and the other Loan Documents with respect to the rights and obligations assigned to it, and the obligations of the assigning Bank so assigned shall thereupon terminate.

                           (iii) In connection with any partial assignment, upon
the request of the assigning Bank or the assignee, (A) the Borrower shall execute and deliver substitute Notes to the assigning Bank or the assignee, dated the effective date of such assignment, setting forth the respective Commitments of such assigning Bank and assignee as the maximum principal amount thereof, and containing other appropriate insertions, and the assigning Bank shall thereupon return the Notes previously held by it; and (B) if such assignment occurs prior to the Final Maturity Date, this Agreement shall be deemed amended to reflect the adjustment of the Commitments of the Banks resulting therefrom.

                           (iv) Except in the case of a grant of a participation
to an Affiliate of any Bank or to any other Bank, the grant of any participation shall be subject to the prior written consent of the Agent and, at all times other than during the existence of an Event of Default, the Borrower (which consents, in each case, shall not be unreasonably withheld). In the event of any grant of a participation, the granting Bank shall remain a "Bank" for purposes of this Agreement, the Borrower, the other Banks, the Issuing Bank and the Agent shall continue to deal solely and directly with such Bank in connection with this Agreement and the other Loan Documents, and no Bank shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in clause (c) of
Section 13.01. In the case of any such participation, the participant shall not have any of the rights of a Bank under this Agreement or the other Loan Documents, except that the participant shall (A) be deemed to have a right of setoff under Section 13.05 in respect of its participation to the same extent as if it were a "Bank" hereunder, provided that such participant shall also be considered a "Bank" for purposes of Section 7.05; and (B) such participant shall also be entitled to the benefits of Sections 6.02, 6.03, 7.03 and 13.04. Each participating interest shall be in an amount of at least $5,000,000, and, after giving effect to such participation, the amount of the granting Bank's retained interest shall be at least $10,000,000.

                           (v) The Borrower  agrees that in connection  with any
such grant or assignment, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.


                                       65.

                  SECTON 13.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA EXCEPT, IN THE CASE OF ARTICLE III, TO THE EXTENT THAT SUCH LAWS ARE INCONSISTENT WITH THE UCP.

                  SECTION 13.11 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS
SECTION 13.11 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT. THIS SECTION 13.11 MAY NOT BE AMENDED, MODIFIED, TERMINATED OR WAIVED EXCEPT BY A WRITING WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION 13.11.

                  SECTION 13.12 Limitation on Liability. No claim shall be made by the Borrower or its Affiliates against the Agent, the Banks or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTON 13.13 Entire Agreement. The Loan Documents reflect the entire agreement among the Borrower, the Banks and the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.


                                       66.

                  SECTION 13.14 Interpretation. The Loan Documents are the result of negotiations between and have been reviewed by counsel to the Agent, the Borrower and other parties, and are the product of all parties thereto. Accordingly, the Loan Documents shall not be construed against any of the Banks or the Agent merely because of the Agent's or any Bank's involvement in the preparation thereof.

                  SECTION 13.15 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

                  SECTION 13.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed -----------------------------------










-------------------------------------------------------------------------------


                                       67.

shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                           THE BORROWER

                                           WATKINS-JOHNSON COMPANY


                                           By /s/ Scott G. Buchanan
                                             -----------------------------------
                                             Title: Vice President and CFO


                                           By /s/ W. Keith Kennedy
                                             -----------------------------------
                                             Title: President and CEO

                                           Address:

                                           3333 Hillview Avenue
                                           Palo Alto, California 94304-1223
                                           Attn.: Treasurer
                                           Fax No.: (415) 813-2960

                                           THE AGENT

                                           ABN AMRO BANK N.V.


                                           By /s/ Robin S. Yim
                                             -----------------------------------
                                             Title: Vice President


                                           By /s/ Robert N. Hartinger
                                             -----------------------------------
                                             Title: Group Vice President


                                           Address:

                                           101 California Street, Suite 4550
                                           San Francisco, California 94111-5812
                                           Attn.: Robin S. Yim
                                           Fax No.: (415) 362-3524

                                           THE BANKS

                                           ABN AMRO BANK N.V., as Bank and
                                           Issuing Bank


                                           By /s/ Robin S. Yim
                                             -----------------------------------
                                             Title: Vice President


                                           By /s/ Robert N. Hartinger
                                             -----------------------------------
                                             Title: Group Vice President

                                           Address for Notices:

                                           355 Madison Avenue
                                           New York, New York 10017
                                           Attn.: Linda Boardman
                                           Fax No.: (212) 682-0364


                                           Lending Office:

                                           101 California Street, #4550
                                           San Francisco, CA 94111

                                           UNION BANK


                                           By /s/ Wade Schlueter
                                             -----------------------------------
                                             Title: Wade Schlueter
                                                    Vice President
                                           Address for Notices:

                                           1980 Saturn Street
                                           P.O. Box 30770
                                           Monterey Park, CA 90030-0866
                                           Attn.: Mercy Martinez
                                                  Note Department
                                           Fax No.: (213) 724-6198


                                           Lending Office:

                                           350 California Street (H-1040)
                                           San Francisco, CA 94104

                                           THE FIRST NATIONAL BANK OF
                                           BOSTON


                                           By /s/ Daniel F. Wheeler
                                             -----------------------------------
                                             Title: Division Executive

                                           Address for Notices:

                                           High Technology Division
                                           100 Federal Street
                                           Mail Stop 01-08-04
                                           Boston, MA 02110
                                           Attn.: Daniel F. Wheeler
                                           Fax No. (617) 434-0819

                                           With a Copy to:

                                           435 Tasso Street
                                           Suite 250
                                           Palo Alto, CA 94301
                                           Attn. Maia D. Heymann
                                           Fax No. (415) 853-1425

                                           Lending Office:

                                           100 Federal Street
                                           Boston, MA 02110

                                           THE FIRST NATIONAL BANK
                                           OF MARYLAND


                                           By /s/ Carol A. Dalton
                                             -----------------------------------
                                                  Carol A. Dalton
                                                  Vice President

                                           Address for Notices:

                                           National Division, 18th Floor
                                           25 South Charles Street; 101745
                                           Baltimore, MD 21201
                                           Attn.: Carol A. Dalton
                                           Fax No. (415) 244-4294

                                           Lending Office:

                                           25 South Charles Street; 101745
                                           Baltimore, MD 21201

                                           BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS
                                           ASSOCIATION


                                           By /s/ Christopher R. Gerhard
                                             -----------------------------------
                                             Title: Vice President

                                           Address for Notices:

                                           Corporate Banking-High Technology-
                                                 Palo Alto #3537
                                           530 Lytton Avenue, 2nd Floor
                                           Palo Alto, CA 94301
                                           Attn.: Debra G. Staiger
                                                  Assistant Vice President
                                           Fax No.: (415) 853-4687

                                           Lending Office:

                                           1850 Gateway Boulevard, Fourth Floor
                                           Concord, CA 94520


                                   Schedule 1
                              to Credit Agreement

                    (Commitment and Commitment Percentages)


Bank                                                          Commitment    L/C Commitment    Commitment Percentage
----                                                          ----------    --------------    ---------------------

ABN AMRO Bank N.V.                                           $ 30,000,000    $ 6,000,000              30.0%

Union Bank                                                   $ 20,000,000    $ 4,000,000              20.0%

The First National Bank of Boston                            $ 17,500,000    $ 3,500,000              17.5%

The First Natinal Bank of Maryland                           $ 17,500,000    $ 3,500,000              17.5%

Bank of America National Trust and Savings Association       $ 15,000,000    $ 3,000,000              15.0%


TOTALS                                                       $100,000,000    $20,000,000              100%

                                   Schedule 2
                               to Credit Agreement

                               (Investment Policy)




                                 [see attached]

                         CERTIFIED COPY OF RESOLUTON OF
                             THE BOARD OF DIRECTORS
                           OF WATKINS-JOHNSON COMPANY

WHEREAS, the need exists for Watkins-Johnson Company ("the Company") to conduct banking and financing operations, with the provisions as outlined in the memorandum dated February 15, 1995 from Scott G. Buchanan to the Board of Directors.

NOW THEREFORE BE IT RESOLVED, that in order to conduct the banking and financial operations of the Company, certain Designated Officers, which are the Chairman of the Board, the President, the Vice President and Chief Financial Officer, and the Treasurer, are granted the following authorities:

1) Any Designated Officer is authorized to open and close accounts with brokers and financial institutions in the name of the Company or its subsidiaries, and to withdraw funds from any such account by check, draft, wire transfer, electronic funds transfer, or other orders for payment of money issued in the name of the Company or its subsidiaries. Any two Designated Officers acting jointly and in writing may delegate to others the authority to withdraw funds from any such account by check, draft, wire transfer, electronic funds transfer, or other orders for payment of money issued in the name of the Company or its subsidiaries, with such controls and limitations as they may find appropriate. Any Designated Officer is authorized to sign safekeeping, money transfer, facsimile signature, and similar agreements as appropriate to conduct the business of the Company.

2) Any Designated Officer is authorized to invest the funds of the Company or its subsidiaries in readily marketable financial instruments denominated in U.S. Dollars. Financial instruments shall be rated by Standard and Poors or Moody's with either an A1 or P1 short-term rating and/or an AA long-term rating or an equivalent rating from another rating agency.

         No investment shall be made in any security with a maturity of over three years provided that the overall maturity schedule be maintained in order to meet the anticipated cash needs of the Company. All investment holdings shall also have enough liquidity to allow for prompt transactions at minimum cost. The Company shall, in no event, invest more than $5 Millon, or 10% of the investment portfolio
         (whichever is greater), with any one issuer except for the U.S. Government or any agency thereof (where there is no limit on the amount invested). The Company shall in no event invest in derivative instruments.

         The types of securities which are permitted for investment shall include (but not be limited to) the following obligations, provided that they meet the credit quality stated above:

         a) Direct obligations of, and obligations fully guaranteed by, the U.S. Government, its agencies and instrumentalities.

         b) Obligations of state, county or local governmental bodies within the United States including but not limited to municipal-auction-preferred stock with maximum maturities of six months and with the highest credit rating.

                  In addition, any supporting bank letters of credit or guarantees of these securities must be from a financial institution whose debt rating meets the credit criteria set out above.

         c) Debt securities of U. S. corporations, such as commercial paper, floating-rate notes, medium-term notes, bonds, and auction-preferred stock whose dividend rate is set via Dutch Auction.

                  In addition, any supporting bank letters of credit or guarantees of these securities must be from a financial institution whose debt rating meets the credit criteria set out above.

         d) Bankers acceptances, certificates of deposit, time deposits, bonds and notes offered by major U.S. and foreign banks whose obligations meet the credit criteria set out above.

         e) Repurchase agreements of up to seven days maturity that are fully collateralized by securities as listed in a) through d) that meet the credit criteria set out above, and are entered into with financial institutions whose obligations also meet the credit criteria set out above.

         f)       Any other securities with similar characteristics.

         g) Money market funds that invest in securities deemed acceptable for outright purchase according to the terms of this policy.

         An "Analysis of Investments" shall be prepared monthly by Accounting and shall cover all marketable securities outstanding.

         Any two Designated Officers acting jointly and in writing may delegate to others the authority to invest the funds of the Company or its subsidiaries within the limits as outlined above.

3) The Chairman or President, together with either the Vice President and Chief Financial Officer or the Treasurer, are authorized to commit the credit of the Company or its subsidiaries on a secured or unsecured basis, and to execute notes or such other documents or instruments as may be required for payment of amounts borrowed or in satisfaction of credit facilities established. This authority shall include but not be restricted to leases and contingent liabilities such as guarantees or letter of credit lines. Total secured and unsecured credit facilities available to the Company shall at no time exceed the equivalent of $125 Millon. While only the Chairman or the President, acting together with either the Vice President and Chief Financial Offier or the Treasurer, may initially commit the credit of the Company, any two Designated Officers acting jointly and in writing may delegate to others limited authority for loan drawdowns, security agreements, letter of credit applications, and similar actions.

4) Any Designated Officer is authorized to enter into contracts to buy or sell foreign currencies, limited for operational and hedging purposes only. Any two Designated Officers acting jointly or in writing may delegate this foreign currency exchange authority to others, with such controls and limitations as they may find appropriate.

                                   Schedule 3
                               to Credit Agreement

                                (Existing Liens)

UCC-1 Financing Statement No. 88312607 filed December 15, 1988:

         Lease of PBX Equipment. Lessor/Secured Party: Fleet Credit Corporation as assignee of Signal Capital Corporation, as assignee of Argonaut Computer Sales, Inc.

UCC-1 Financing Statement No. 91234808 filed November 4, 1991:

         Lease of PBX Equipment. Lessor/Secured Party: First Security Bank of Utah, as Trustee, and Icon Cash Flow Partners, L.P., Series D, as assignees of Pactel Finance.

UCC-1 Financing Statement No. 93239602 filed November 29, 1993:

         Lease of PBX Equipment. Lessor/Secured Party: Icon Cash Flow Partners, L.P., Series D.

UCC-1 Financing Statement No. 91117537 filed May 30, 1991:

         Lease of computer equipment. Lessor/Secured Party: Manufacturers Bank, as assignee of Skyline Computer Corporation.

Tax lien filed April 11, 1991 in office of County Recorder, San Francisco County, San Francisco, California against Watkins Johnson Co. shows an address for the taxpayer in San Francisco, California (not the Borrower's) and an Identifying Number for the taxpayer that is not the Borrower's. The Borrower is attempting to correct this apparently erroneous filing, and denies that it has any outstanding tax liability relating to this filing.

                                   Schedule 4
                              to Credit Agreement

                                 (Subsidiaries)

                                                      Jurisdiction of
Name of Subsidiary                                    Incorporation         Capital Structure; Ownership
------------------                                    ---------------       ----------------------------

Watkins-Johnson Associates                            California            Wholly owned subsidiary of Watkins-Johnson Company

Watkins-Johnson Environmental, Inc.                   California            Wholly owned subsidiary of Watkins-Johnson Company

Watkins-Johnson Europe, Ltd.                          United Kingdom        Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson FSC                                   Guam                  Wholly owned subsidiary of Watkins-Johnson Company

Watkins-Johnson International                         California            Wholly owned subsidiary of Watkins-Johnson Company

Watkins-Johnson International Japan, K.K.             Japan                 Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson International Korea, Ltd.             Korea                 Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson International Singapore Pte., Ltd.    Singapore             Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson International Taiwan                  Taiwan                Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson Italiana, S.p.A.                      Italy                 Wholly owned subsidiary of Watkins-Johnson International

Watkins-Johnson Limited                               California            Wholly owned subsidiary of Watkins-Johnson Company

                                   SCHEDULE 5


Litigation and Asserted Claims

1. In 1991 the Borrower entered into a fixed price contract, MPO Contract No. MDA 904-91-C-3061 with the Maryland Procurement Office at Fort George G. Meade, Maryland for forty-five (45) digitally refreshed displays (DRD's), with an option to purchase twenty-three (23) additional units. The option was exercised fully and the total contract value was $2,102,575. A certificate of current cost or pricing data was executed on January 31, 1991 and was transmitted to the government on that date. Based upon a post-award audit, the Defense Contract Audit Agency ("DCAA") issued two reports dated September 24 and November 10, 1993, recommending a price adjustment to the contract of $558,317.00, alleging noncompliance with the provisions of the Truth in Negotiations Act ("TINA") 10 U.S. Code Section 2306(a). The basis of the alleged noncompliance was the Borrower's decision to purchase certain parts used in the manufacture of the DRD's from outside vendors rather than fabricating them internally. In 1994, the Borrower responded that while the decision to purchase the parts resulted in a cost savings to the Borrower, there was no knowledge of such potential savings because the Borrower had received no responses to requests for quotation at the time the cost data was prepared and certified. The procurement office has not issued a final decision in the matter following receipt of the Borrower's response to the audit reports. If an adverse decision is rendered, the Borrower will vigorously contest the same and believes it has a meritorious position. Nonetheless, it is not yet possible to predict the outcome of such an adverse decision.

         2. A claim of defective pricing was, in 1994, asserted by the DCAA in connection with Contract F33600-87-G-5039, Delivery Order No. 2. In an audit report dated August 10, 1992 DCAA took the position that the Borrower had failed to provide certain "actual lot history" cost data to the Contracting Officer in connection with the negotiation of the delivery order price. DCAA contended that this alleged failure constituted defective pricing and that the contract price should therefore be reduced in the amount of $1,040,247. The Borrower responded to DCAA's audit report in November 1992 and then heard nothing further from the procuring activity, the Wright-Patterson Air Force Base ("WPAFB"), Dayton, OH, concerning the DCAA allegation until it received a letter from WPAFB Contracting Officer dated November 21, 1994, which indicated that he intended to find that defective pricing had occurred in the amount recommended by DCAA unless WJ were able to provide additional rebuttal that persuaded him to the contrary. Such rebuttal has been submitted and nothing further has been received from the government.

         3. On October 31, 1993, the U.S. District Court for the Northern District of California entered a Consent Decree in the case entitled United States of America vs. Watkins-Johnson Borrower, No. C91-20423. Prior to entry of the Consent Decree, the Borrower conducted a Remedial Investigation/Feasibility Study ("RI/FS") which was submitted to and approved by the U.S. Environmental Protection Agency ("EPA"). The RI/FS had been undertaken pursuant to an administrative consent agreement with the EPA. The Consent Decree negotiated between the Borrower and the EPA sets forth the remedial action to be undertaken by the Borrower in clearing up contamination which occurred at the Borrower's Scotts Valley facility. The Decree also specifies penalties to be incurred for failure to timely submit required reports or to complete the cleanup. There is no action or report by the Borrower presently pending, which is late, or which would otherwise give rise to a penalty. In 1991, the Borrower established a reserve for expected costs associated with the cleanup effort, and nothing has occurred since that time which would cause the Borrower to change that reserve.

         4. The California EPA issued an order finding that the Borrower is a responsible party for groundwater contamination which flows through the Borrower's Palo Alto Plant site and on the site itself. A number of other companies in the area as well as Stanford University, the land owner, have been included in the order which required the responsible parties to conduct an investigation into the cause of the contamination. The order further required the parties to submit recommendations on the actions to remediate the contamination. This regional order applies to what has been designated by the State as the "Hillview/Porter Site." The primary sources of contamination were found to have migrated onto Borrower property from off-site. Subsequent to a mediation among the responsible parties to the Hillview/Porter site, a formula for allocation of costs for investigation and remediation based on a determination of liability for such costs was developed. The parties are in compliance with orders relating to this cleanup effort. In 1991 the Borrower established a reserve for expected costs associated with this effort, and nothing has occurred since that time which would cause the Borrower to change that reserve.

         5. The California EPA also ordered responsible or potentially responsible parties to the Hillview/Porter site, in addition to participating in the total site remediation, to investigate and remediate contamination that is specific to their properties ("site specific"). The State has, in that regard, ordered the Borrower to take necessary measures to clean up certain contamination which the State believes was caused by the Borrower and not by contaminants flowing on-site from other sources. The Borrower has likewise established a reserve for expected costs associated with this effort, and nothing has occurred since that time which would cause the Borrower to change that reserve.

         6. On December 30, 1994, Dennis E. Shaw, an employee at the Borrower's Gaithersburg, Maryland facility filed suit in U.S. District Court, for the District of Maryland, case number DKC-94-3632, alleging discrimination based on race and age, breach of contract, infliction of emotional and physical distress and retaliation for opposing unlawful employment practices. The plaintiff seeks damages according to proof for failure to promote him, that any resulting award be doubled, for $250,000 in damages for emotional distress and mental anguish, for $100,000 for injury to reputation and $500,000 in punitive damages. He further seeks an injunction to end practices he alleges are improper or unlawful. The Borrower has retained Covington and Burling to assist in the defense of the suit. A motion for summary judgment is pending. Even if the same is not granted, the likelihood of a material unfavorable result is deemed remote.

         7. On February 26, 1992 the DCAA held an exit conference with representatives of the Borrower to present preliminary audit findings on Purchase Order No. 6-991010-B-F2 issued by Hughes

Aircraft Borrower and Purchase Order No. 75-R###-##-#### and 2561 issued by Raytheon Corporation. Both of these contracts are for Lot III data links and RF processors in the AMRAAM missile program.

         The DCAA contends that the Borrower failed to provide data that was current, complete and accurate as of the date of final agreement on price between the government and the prime contractors, Hughes and Raytheon. The preliminary findings indicate claims in the amount of $141,168 on the Hughes contract and $566,541 on the Raytheon contract. The Raytheon amount has now been finalized by DCAA at $520,211. The Borrower filed a reply to the findings issued by DCAA. A contracting officer's final decision has not been issued. We believe the Borrower has meritorious defenses to the DCAA allegations.

         8. A dispute with the Naval Air Warfare Center ("NAWC"), Pt. Mugu, CA, has arisen under Contract N00123-87-C-0059. For several years NAWC had taken the position that certain frequency monitoring and direction-finding equipment that the Borrower had supplied to NAWC in 1991 had failed to demonstrate compliance with Contract requirements. On August 25, 1994 NAWC issued a Contracting Officer's final decision terminating the Contract for default. On September 6, 1994 the Borrower submitted a certified claim to NAWC for payment of the balance due under the Contract in the amount of $620,030. On November 9, 1994 the Borrower filed an appeal from the default termination decision with the Armed Services Board of Contract Appeals ("ASBCA"). NAWC has issued a final decision in response to the Borrower's September 6, 1994 claim denying the claim and the Borrower also filed an appeal with the ASBCA from that final decision. NAWC filed a claim against the Borrower for return of the progress payments made to the Borrower under the Contract in the amount of $1,699,802. Discovery is pending. A material adverse result is unlikely.

To our knowledge, there are no material unasserted claims or assessments not disclosed here which are probable of assertion against the Borrower, and if asserted, would have at least a reasonable possibility of an unfavorable outcome.

                                   Schedule 6
                               to Credit Agreement

                         (Certain Environmental Matters)

The company remains in compliance with the remedial action plans being monitored by various regulatory agencies at its Scotts Valley and Palo Alto sites. In 1994, the company reached agreement with the other potential responsible parties regarding allocations of the remediation costs at the Palo Alto site. The company is involved, as a dc minimus party, in four remediation projects at disposal sites used in the past. None of these four sites are material in nature.

In l991, the company recorded a $15 million charge for estimated remediation actions and cleanup costs. No additional provision has been recorded since 1991. Expenditures of $2,727,000, $1,676,000, and $1,581,000 were incurred for the years 1994, 1993. and 1992, respectively. While the timing and ultimate amount of expenditures of restoring the sites cannot be predicted with certainty, the company believes that the provision taken is adequate based on facts known at this time. Changes in environmental regulations, improvements in cleanup technology and discovery of additional information concerning these sites and other sites could affect the estimated costs in the future

In addition to the above environmental matters, the company is involved in various legal actions which arose in the ordinary course of its business activities. Although the environmental provision was not reduced by any potential recoveries from insurers or other responsible parties, the company will continue to vigorously pursue such recoveries. Except for the environmental provision noted above, the company believes the final resolution of these matters should not have a material impact on its results of operations, cash flows, and financial position.

                                    Exhibit A
                               to Credit Agreement

                                  FORM OF NOTE

$___________________                                   Dated December ____, 1995


                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of ______________________ (the "Bank" on the Final Maturity Date the principal sum of ____________________ DOLLARS ($______________________) or,
if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

                                 WATKINS-JOHNSON COMPANY

                                 By: ____________________________________

                                 Title: _________________________________

                                 By: ____________________________________

                                 Title: _________________________________

                                    EXHIBIT B
                             to the Credit Agreement

                         FORM OF COMPLIANCE CERTIFICATE

ABN AMRO Bank N.V., as Agent
101 California Street, Suite 4550
San Francisco, CA 94111

                  Re: Watkins-Johnson Company
                      -----------------------

Gentlemen:

                  This Compliance Certificate is made and delivered pursuant to the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Watkins-Johnson Company (the "Borrower"), certain financial institutions named therein as Banks, the letter of credit issuing bank named therein as the Issuing Bank and ABN AMRO Bank N.V., as Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This Compliance Certificate relates to the accounting period ending _____________, 199_.

                  I am the vice president and [chief financial officer] [treasurer] [controller] of the Borrower. I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule I hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period. Schedule I uses certain shorthand terminology for convenience and should be read in connection with the fuller language in detail set forth in the Credit Agreement. In the event of any inconsistency between Schedule I and the Credit Agreement, the terms of the Credit Agreement shall govern.

                  I hereby further certify that (i) as of the date hereof no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since the date of the Credit Agreement, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Borrower is taking or proposes to take with respect to each such condition or event.

                  IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this _________ day of ___________________, 199_______.


                                              _______________________________
                                                Vice President and [Chief
                                                Financial Officer] [Treasurer]
                                                [Controller]


                                   SCHEDULE I
                          to the Compliance Certificate

Dated _________________________, 19____

For the fiscal quarter ended _________________, 199____

Section 10.02(a)--Leverage Ratio                                                           Actual             Required/Permitted
--------------------------------                                                           ------             ------------------

(A)        Consolidated Total Liabilities (including off-balance                           $___________
           sheet liabilities)

(B)        Consolidated Tangible Net Worth calculation:
           Consolidated Total Assets                                   $___________
           minus Consolidated Total Liabilities                        $___________
           minus intangible assets                                     $___________
           minus unamortized debt discount and expense                 $___________
           minus treasury stock                                        $___________
           Consolidated Tangible Net Worth                                                 $___________

Ratio of (A) to (B)                                                                         ___________        Not more than
                                                                                                               1.0 to 1.0

Section 10.02(b)--
Minimum Consolidated Net Worth
------------------------------

(A)        Consolidated Net Worth calculation:
           Consolidated Total Assets                                   $___________
           minus Consolidated Total Liabilities                        $___________
           Consolidated Net Worth                                                          $___________

(B)        Minimum Consolidated Net Worth calculation:
           beginning minimum                                           $135,000,000
           plus 100% of net proceeds from sale or issuance             $___________
           of equity securities after 6/30/95
           plus 50% of positive Consolidated Net Income after          $___________
           June 30, 1995 (on quarterly basis)
           Minimum Consolidated Net Worth                                                                     Not less than
                                                                                                              $___________

                                       1.

Section 10.02(c)--Quick Ratio                                                             Actual               Required/Permitted
-----------------------------                                                             ------               ------------------

(A)        Consolidated Adjusted Current Assets calculation:
           Cash and cash equivalents                                   $___________
           plus short term investments                                 $___________
           plus net accounts receivable (including unbilled            $___________
           accounts receivable up to $5,000,000)
           Consolidated Adjusted Current Assets                                           $___________

(B)        Consolidated Adjusted Current Liabilities
           calculation:
           Current liabilities                                         $___________
           Outstanding revolver indebtedness                           $___________
           Consolidated Adjusted Current Liabilities                                      $___________
Ratio of (A) to (B)                                                                                           Not less than
                                                                                           _____to_____       1.0 to 1.0
Section 10.02(d)--Profitability
-------------------------------

   (A)     Income [or loss] this quarter                                                  $___________
           Income [or loss] prior three quarters:

   (B)     _______________________________________                                        $___________

   (C)     _______________________________________                                        $___________

   (D)     _______________________________________                                        $___________

   (E)     Income [or loss] four quarters                                                 $___________        No more than two
                                                                                                              losses; no more
                                                                                                              than $10,000,000
                                                                                                              aggregate losses in
                                                                                                              any one or two
                                                                                                              quarters; profitable
                                                                                                              over four quarters


                                       2.



Section 10.02(e)--Senior Debt Total Capitalization                                         Actual              Required/Permitted
-------------------------------------------------                                          ------              ------------------
(A)        Senior Debt calculation:
           Indebtedness                                                $___________
           plus off-balance sheet liabilities                          $___________
           minus Subordinated Debt                                     $___________
           Senior Debt                                                                    $___________

(B)        Total Capitalization calculation:
           Senior Debt                                                 $___________
           plus Consolidated Tangible Net Worth (from                  $___________
           ss.10.02(a))
           plus Subordinated Debt                                      $___________
           Total Capitalization                                                           $___________

Ratio of (A) to (B)
                                                                                                            Not more than 0.40
                                                                                                            to 1.0 for 1995 and
                                                                                                            1996; Not more than
                                                                                                            0.375 to 1.0 thereafter

Section 4.04--Debt/EBITDA Ratio
-------------------------------
(A)        Consolidated Funded Debt calculation:
           Indebtedness                                                $___________
           plus off-balance sheet liabilities (other than              $___________
           obligations under standby letters of credit)
           Consolidated Funded Debt                                                       $___________

(B)        Consolidated EBITDA calculation:
           EBITDA for period ending
           __________________________, 199___:

            (1)     Consolidated Net Income                            $___________
            (2)     plus Consolidated Interest Expense                 $___________
            (3)     plus income tax expense                            $___________
            (4)     plus amortization expense                          $___________


                                       3.


                                                                                          Actual              Required/Permitted
                                                                                          ------              ------------------

EBITDA for period ending
           __________________________, 199___:
          (1)       Consolidated Net Income                            $___________
          (2)       plus Consolidated Interest Expense                 $___________
          (3)       plus, income tax expense                           $___________
          (4)       plus amortization expense                          $___________

          EBITDA for period ending
          __________________________, 199___:
          (1)       Consolidated Net Income                            $___________
          (2)       plus Consolidated Interest Expense                 $___________
          (3)       plus income tax expense                            $___________
          (4)       plus amortization expense                          $___________

          EBITDA for period ending
          __________________________, 199___:
          (1)       Consolidated Net Income                            $___________
          (2)       plus Consolidated Interest Expense                 $___________
          (3)       plus income tax expense                            $___________
          (4)       plus amortization expense                          $___________

(A)    Consolidated EBITDA for four quarters ending                                        $___________
        __________________________, 199___:

Ratio of (A) to (B)                                                                         ___________

                                       4.

                        Exhibit C to the Credit Agreement

                             WATKINS-JOHNSON COMPANY

                              3333 HILLVIEW AVENUE
                             STANFORD RESEARCH PARK
                        PALO ALTO, CALIFORNIA 94304-1223
                                 (415) 813-2570
                            FACSIMILE (415) 813-2578

RICHARD G BELL
Vice President
    and
General Counsel

                                December 8, 1995

To each of the Banks named in the
     Credit Agreement referred to below, and
     ABM AMRO Bank N.V.,
     as Agent for such Banks

Ladies and Gentlemen:

         The undersigned is Vice President and General Counsel for Watkins-Johnson Company, a California corporation (the "Borrower"). I have acted as counsel in connection with the execution and delivery of the Credit Agreement, dated as of November 30, 1995 (the "Credit Agreement"), among the Borrower, the several financial institutions named therein as Banks (the "Banks"), the letter of credit issuing bank named therein as the Issuing Bank (the "Issuing Bank"), and ABN AMRO Bank N.V., as Agent for the Banks.

         This opinion is provided to the Agent and the Banks pursuant to Section 8.01(e) of the Credit Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         In  connection  with this opinion  letter,  we have  examined  executed copies of the Credit Agreement and the Notes (collectively, the "Loan Documents"), the articles of incorporation and by-laws of the Borrower, as amended to date; and the records of proceedings of the Board of Directors of the Borrower during or by which resolutions were adopted relating to matters covered by this opinion and certificates of officers of the Borrower as to certain factual matters. In addition to California, the Borrower is qualified to do business in the states of Arizona, Florida, Illinois, and Maryland. Of these states, the Borrower has manufacturing facilities in California and Maryland. In the remaining states listed, the Borrower either maintains or has previously maintained an office or has transacted sufficient business to require qualification. We have examined the documents described as "certificates of good standing" from all of these states.

         In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth. In the course of this examination we have assumed the genuineness of all signatures of persons signing the Loan Documents on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, we hereby advise you that in our opinion:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own or lease, as the case may be, and operate its properties and to carry on its business as it is now conducted. The Borrower is qualified as a foreign corporation and in good standing in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         2. The Borrower has the corporate power and authority to enter into and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

         3. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other person, is required for the due execution, delivery or performance by the Borrower of the Loan Documents to which it is a party.

         4. The Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         5. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party do not and will not (I) violate or be in conflict with any provision of the articles of incorporation or by-laws of the Borrower, (ii) violate or be in conflict with any law or regulation having applicability to the Borrower, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other governmental Authority, having jurisdiction over the Borrower or the Borrower's properties or by which the Borrower may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement, or any other agreement for borrowed money or any other material agreement, lease or instrument to which the Borrower is a party or by which it or the Borrower's properties may be bound, or result in the creation of any Lien upon any of the assets or properties of the Borrower except as contemplated under the Loan Documents.

         6. Except as set forth in Schedule 5 to the Credit Agreement, no litigation or other proceedings are pending or threatened against the Borrower or any of its Subsidiaries or their properties before any court, arbitrator or Governmental Authority with respect to the Loan Documents or which, if determined adversely to the Borrower or such Subsidiary, would be likely to have a Material Adverse Effect.

         7. The extension of credit under the Credit Agreement does not violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         8. The Borrower is not an "investment Borrower," or a Borrower "controlled" by an "investment Borrower," within the meaning of the Investment Borrower Act of 1940, as amended.

         Our opinion set forth in paragraph 4 above is subject to the qualification that the enforceability of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

         We express no opinion herein concerning any law other than the law of the State of California, the federal law of the United States, and the laws of the states listed in the third paragraph of this letter; provided that our opinion in Paragraph 1 as to due qualification of the Borrower as a foreign cooperation is based solely on certificates of public officials in such states.

         This letter has been furnished to you at the request of the Borrower pursuant to Section 8.01(e) of the Credit Agreement for your use in connection with the Credit Agreement, and may not be relied upon by you or any other person for any other purpose without our consent; provided any Bank may deliver a copy to any Assignee or Participant of such Bank, and any such Assignee or Participant shall be entitled to rely hereon.

                                            Very truly yours,

                                            /s/ Richard G. Bell

                                      NOTE
                                      ----

$30,000,000                                              Dated December 8, 1995

                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of ABN AMRO BANK N.V. (the "Bank") on the Final Maturity Date the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

                                            WATKINS-JOHNSON COMPANY

                                            By:     /s/ Scott G. Buchanan
                                                   -----------------------------
                                            Title:      Vice President and CFO
                                                   -----------------------------
                                            By:     /s/ W. Keith Kennedy
                                                   -----------------------------
                                            Title:      President and CEO
                                                   -----------------------------

                                      NOTE
                                      ----

$20,000,000                                              Dated December 8, 1995

                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of UNION BANK (the "Bank") on the Final Maturity Date the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                                        WATKINS-JOHNSON COMPANY

                                        By:     /s/ Scott G. Buchanan
                                               -----------------------------
                                        Title:      Vice President and CFO
                                               -----------------------------
                                        By:     /s/ W. Keith Kennedy
                                               -----------------------------
                                        Title:      President and CEO
                                               -----------------------------

                                      NOTE
                                      ----

$17,500,000                                              Dated December 8, 1995

                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF BOSTON (the "Bank") on the Final Maturity Date the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

                                        WATKINS-JOHNSON COMPANY

                                        By:     /s/ Scott G. Buchanan
                                               -----------------------------
                                        Title:      Vice President and CFO
                                               -----------------------------
                                        By:     /s/ W. Keith Kennedy
                                               -----------------------------
                                        Title:      President and CEO
                                               -----------------------------

                                      NOTE
                                      ----

$17,500,000                                               Dated December 8, 1995

                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF MARYLAND (the "Bank") on the Final Maturity Date the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                                        WATKINS-JOHNSON COMPANY

                                        By:     /s/ Scott G. Buchanan
                                               -----------------------------
                                        Title:     Vice President and CFO
                                               -----------------------------
                                        By:    /s/ W. Keith Kennedy
                                               -----------------------------
                                        Title:     President and CEO
                                               -----------------------------

                                      NOTE
                                      ----

$15,000,000                                              Dated December 8, 1995

                  FOR VALUE RECEIVED, the undersigned WATKINS-JOHNSON COMPANY, a California corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") on the Final Maturity Date the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                  The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V., as Agent under the Credit Agreement (the "Agent"), at 101 California Street, Suite 4550, San Francisco, California 94111, or at such other address as the Agent may designate from time to time.

                  The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Revolving Loans.

                  This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 30, 1995 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, the financial institutions named therein as Banks (including the Bank), the letter of credit issuing bank named therein as the Issuing Bank, and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                                        WATKINS-JOHNSON COMPANY

                                        By:     /s/ Scott G. Buchanan
                                               -----------------------------
                                        Title:      Vice President and CFO
                                               -----------------------------
                                        By:     /s/ W. Keith Kennedy
                                               -----------------------------
                                        Title:      President and CEO
                                               -----------------------------


                                        2